                                                                         Free Writing Prospectus Containing Computational Materials for
                                                                                                             RASC Series 2006-KS7 Trust
---------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              $532,675,000 Approximate)

This Information was prepared by J.P. Morgan Securities Inc. in its capacity as underwriter.  This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the
Statement from your sales representative.

                                                      RASC Series 2006-KS7 Trust

                                  Home Equity Mortgage Asset-Backed Pass-Through Certificates, Series 2006-KS7

                                                      $532,675,000 (Approximate)

                                                          Subject to Revision

                             August 11, 2006 - Free Writing Prospectus Containing Computational Materials

Any transactions in the certificates will be effected through J.P. Morgan Securities Inc.

The information  herein has been provided solely by J.P. Morgan Securities Inc.  ("JPMorgan")  based on information with respect to the Mortgage Loans provided by Residential Funding Corporation ("RFC") and its affiliates.

 THE DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A  PROSPECTUS)  WITH THE  SECURITIES  AND EXCHANGE  COMMISSION  FOR THE
OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND
OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SECURITIES AND EXCHANGE  COMMISSION FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR
AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING  EDGAR ON THE  SECURITIES  AND EXCHANGE  COMMISSION WEB SITE AT
WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE
PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-422-2006.

 The information in this free writing  prospectus,  if conveyed prior to the time of your contractual  commitment to purchase any of the
Certificates,  supersedes any information  contained in any prior similar  materials  relating to the  Certificates.  The information in this free writing  prospectus is preliminary,  and is subject to completion or change.  This free writing  prospectus is being delivered to you solely to provide you with  information  about the offering of the Certificates  referred to in this free writing  prospectus and to solicit an offer to purchase the  Certificates,  when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not  constitute a  contractual  commitment  by you to purchase any of the  Certificates,  until we have  accepted your offer to purchase  Certificates.  You may withdraw your offer to purchase  certificates  at any time prior to our  acceptance of your offer.  The
Certificates  referred to in these  materials are being sold when, as and if issued.  The issuing  entity is not obligated to issue such
Certificates  or any  similar  security  and the  underwriters'  obligation  to deliver  such  Certificates  is subject to the terms and conditions of the  underwriting  agreement with the depositor and the  availability of such  Certificates  when, as and if issued by the issuing  entity.  You are advised that the terms of the  Certificates,  and the  characteristics  of the mortgage pool backing them, may change (due,  among other things,  to the possibility  that mortgage loans that comprise the pool may become  delinquent or defaulted or may be removed or  replaced  and that  similar or  different  mortgage  loans may be added to the  mortgage  pool,  and that one or more classes of  Certificates  may be split,  combined or eliminated),  at any time prior to issuance or availability of a final  prospectus.
You are advised  that  Certificates  may not be issued that have the  characteristics  described in this free  writing  prospectus.  The underwriters'  obligation to sell any of the  Certificates  to you is  conditioned  on the mortgage  loans and  Certificates  having the characteristics  described  in  these  materials.  If for any  reason  the  issuing  entity  does not  deliver  such  Certificates,  the underwriters  will notify you, and neither the issuing entity or any  underwriter  will have any obligation to you to deliver all or any portion of the Certificates  which you have committed to purchase,  and neither the issuing entity or any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

 This  communication  does not contain all the  information  that is required to be included in the base  prospectus  and the prospectus supplement.

The  certificates may not be suitable for all investors.  JPMorgan and its affiliates may acquire,  hold or sell positions in these certificates, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

Investors are urged to read the base prospectus,  free writing prospectus or preliminary  prospectus  supplement and the prospectus supplement and other relevant  documents  filed or to be filed with the  Securities  and Exchange  Commission  because they contain important information.

This free  writing  prospectus  does not contain all  information  that is required to be included in the base  prospectus  and the prospectus supplement.

JPMorgan and its  affiliates,  officers,  directors,  partners and  employees,  including  persons  involved in the  preparation or issuance  of these  materials,  may,  from time to time,  have long or short  positions  in,  and buy and  sell,  the  certificates mentioned herein or derivatives  thereof  (including  options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The  information in this free writing  prospectus  supersedes  information  contained in any prior similar free writing  prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing  prospectus is not an offer to sell or a solicitation  of an offer to buy these  certificates  in any state where such offer, solicitation or sale is not permitted.

All  assumptions  and  information  in this report  reflect  JPMorgan's  judgment  as of this date and are  subject to change.  All analyses are based on certain assumptions noted herein and different  assumptions could yield substantially  different results. You are  cautioned  that  there is no  universally  accepted  method  for  analyzing  financial  instruments.  You  should  review  the assumptions;  there may be differences  between these assumptions and your actual business  practices.  Further,  JPMorgan does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The  decision  to adopt  any  strategy  remains  your  responsibility.  JPMorgan  (or any of its  affiliates)  or  their  officers, directors,  analysts or employees may have positions in  certificates,  commodities or derivative  instruments  thereon referred to here, and may, as principal or agent, buy or sell such certificates,  commodities or derivative instruments.  In addition, JPMorgan may make a market in the certificates referred to herein.

Finally,  JPMorgan has not  addressed  the legal,  accounting  and tax  implications  of the analysis with respect to you, and JPMorgan strongly urges you to seek advice from your counsel, accountant and tax advisor.

Free Writing Prospectus Containing Computational Materials

Part I of II

$532,675,000 (Approximate)

RASC Series 2006-KS7 Trust
Issuing Entity

Residential Asset Securities Corporation
Depositor

Residential Funding Corporation
Master Servicer and Sponsor

Home Equity Mortgage Asset-Backed Pass-Through Certificates,
Series 2006-KS7

                                                                                                                    August 11, 2006

Expected Timing:          Pricing Date:               On or about  August 15, 2006
                          Settlement Date:            On or about  August 28, 2006
                          First Payment Date:         September 25, 2006

Structure:                Fixed and ARMs:             $532,675,000 Senior / Subordinate structure /
                                                      overcollateralization
                          Rating Agencies:            Moody's, S&P and Fitch

                                                      RASC Series 2006-KS7 Trust

                                      Home Equity Mortgage Asset-Backed Pass-Through Certificates
                                                      $532,675,000 (Approximate)
                                                          Subject to Revision
                                                   Preliminary Offered Certificates
---------------------------------------------------------------------------------------------------------------------------------------
Class                 Approximate    Interest  Principal  Expected WAL      Expected        Final Scheduled        Expected rating
                                                                            Principal
                                                                             Window
                                                            (yrs)(2)       (months)(2)       Distribution
                      Size($)(1)       Type      Type       Call/Mat        Call/Mat            Date(6)        (Moody's / S&P / Fitch)
------------------- ---------------- --------- ---------- -------------- ---------------- -------------------- ------------------------
------------------- ---------------- --------- ---------- -------------- ---------------- -------------------- ------------------------
A-1(3) (4)            201,200,000    Floating     SEQ      1.00 / 1.00     1 - 21 / 1 -       April 2028             Aaa/AAA/AAA
                                                                               21
                                                                           21 - 28 / 21
A-2 (3) (4)           90,300,000     Floating     SEQ      2.00 / 2.00        - 28           December 2031           Aaa/AAA/AAA
                                                                           28 - 57 / 28
A-3 (3) (4)           80,300,000     Floating     SEQ      3.00 / 3.00        - 57             June 2035             Aaa/AAA/AAA
                                                                           57 - 77 / 57
A-4 (3) (4)           57,200,000     Floating     SEQ      5.97 / 7.34        - 179         September 2036           Aaa/AAA/AAA
                                                                           45 - 77 / 45
M-1 (3) (4) (5)       21,175,000     Floating     MEZ      4.71 / 5.19        - 150         September 2036           Aa1/AA+/AA+
                                                                           42 - 77 / 42
M-2  (3) (4) (5)      18,700,000     Floating     MEZ      4.59 / 5.05        - 143         September 2036            Aa2/AA/AA
                                                                           41 - 77 / 41
M-3  (3) (4) (5)      11,275,000     Floating     MEZ      4.53 / 4.97        - 136         September 2036           Aa3/AA-/AA-
                                                                           40 - 77 / 40
M-4  (3) (4) (5)      10,450,000     Floating     MEZ      4.49 / 4.92        - 131         September 2036            A1/A+/A+
                                                                           39 - 77 / 39
M-5  (3) (4) (5)       9,625,000     Floating     MEZ      4.47 / 4.87        - 125         September 2036             A2/A/A
                                                                           39 - 77 / 39
M-6  (3) (4) (5)       9,350,000     Floating     MEZ      4.44 / 4.81        - 119         September 2036            A3/A-/A-
                                                                           38 - 77 / 38
M-7  (3) (4) (5)       9,075,000     Floating     MEZ      4.43 / 4.76        - 112         September 2036         Baa1/BBB+/BBB+
                                                                           38 - 77 / 38
M-8  (3) (4) (5)       7,700,000     Floating     MEZ      4.41 / 4.68        - 104         September 2036          Baa2/BBB/BBB
                                                                           37 - 77 / 37
M-9  (3) (4) (5)       6,325,000     Floating     MEZ      4.40 / 4.57        - 94          September 2036         Baa3/BBB-/BBB-
------------------- ---------------- --------- ---------- -------------- ---------------- -------------------- ------------------------
Total                $532,675,000
------------------- ---------------- --------- ---------- -------------- ---------------- -------------------- ------------------------

      Notes:
(1)      Class sizes subject to a 5% variance.
(2)      Pricing Speed Assumption:
         Fixed:   23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23% CPR thereafter).
         ARMs:    100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30%
         CPR in month twelve and remain at 30% CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).
(3)      The pass-through rate on the Class A and Class M Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the Net WAC Cap Rate and (iii) 14.00% per annum.
(4)      If the 10% optional call is not exercised, the margin on the Class A Certificates will double and the margin on the Class M
         Certificates will increase by a 1.5x multiple, beginning on the second Distribution Date after the first possible optional termination date.
(5)      The Class M Certificates are not expected to receive principal payments prior to the Stepdown Date.
(6)      For the Class A-1 Certificates through Class A-3 Certificates, calculated at 0% CPR, to maturity.  For the Class A-4
         Certificates and Class M Certificates, calculated as latest loan maturity date plus one month.

 Representations & Warranties:         RFC will make a representation  and warranty that each mortgaged property is free of damage and in good  repair as of the  closing  date.  In the event that a  mortgaged property is damaged as of the  closing  date and that  damage  materially  adversely
                                       affects  the  value  of  the   mortgaged   property  or  of  the   interest  of  the
                                       certificateholders   in  the  related  mortgaged  loan,  RFC  will  be  required  to repurchase the related mortgage loan from the trust.
 Certificates:                         The Class A-1  Certificates,  Class A-2  Certificates,  Class A-3  Certificates  and
                                       Class A-4 Certificates (the "Class A Certificates").

                                       The Class M-1 Certificates,  Class M-2 Certificates,  Class M-3 Certificates,  Class
                                       M-4  Certificates,  Class  M-5  Certificates,  Class  M-6  Certificates,  Class  M-7
                                       Certificates,  Class  M-8  Certificates  and Class M-9  Certificates  (the  "Class M
                                       Certificates").

                                       The  Class A  Certificates  and the  Class M  Certificates  will be  offered  by the
                                       Prospectus (the "Offered Certificates").
 Depositor:                            Residential  Asset  Securities  Corporation  ("RASC"),  an affiliate of  Residential
                                       Funding Corporation.
 SEC Registration Number:              333-131209.
 Seller and Master Servicer:           Residential Funding Corporation (the "Seller", "Master Servicer" or "RFC").
 Sub-Servicer:                         Primary  servicing  will be provided  primarily by  HomeComings  Financial  Network,
                                       Inc., a wholly owned subsidiary of Residential Funding Corporation.
 Credit Risk Manager:                  Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) will act as the trust's representative in advising the Master Servicer and the
                                       Sub-Servicer regarding certain delinquent and defaulted Mortgage Loans, and in monitoring and issuing various reports on the performance of such Mortgage Loans.
 Trustee:                              U.S. Bank National Association.
 Swap Counterparty:                    JPMorgan Chase Bank, N.A.
 Lead Underwriter:                     J.P. Morgan Securities Inc.
 Cut-Off Date:                         August 1, 2006.
 Closing Date:                         On or about August 28, 2006.
 Distribution Dates:                   The 25th day of each month (if such day is not a business  day,  the first  business day thereafter) commencing in September 2006.
 Form of Certificates:                 The  Offered  Certificates  will be  available  in  book-entry  form  through  DTC /
                                       Euroclear / Clearstream in same day funds.
 Minimum Denominations:                The Class A  Certificates  and the Class M  Certificates  will be offered in minimum denominations of $100,000 and integral multiples of $1 in excess thereof.

  Tax Status:                          The Offered  Certificates  (exclusive of any right to receive amounts in respect of
                                       Basis Risk  Shortfall)  will be designated as regular  interests in a REMIC and, as such,  will be  treated  as debt  instruments  of a REMIC for  federal  income  tax purposes.
  ERISA Eligibility:                    Subject  to the  considerations  contained  in the base  prospectus,  the  Class A
                                        Certificates  and Class M  Certificates  may be eligible  for  purchase by persons investing  assets of employee  benefit  plans or  individual  retirement  accounts assets.

                                        In  addition,  prior  to the  termination  of the  Swap  Agreement,  the  Class  A
                                        Certificates and Class M Certificates  may only be purchased by persons  investing assets of employee benefit plans or individual  retirement accounts assets if such person  qualifies  for the  relief  available  under one or more of the  following investor-based exemptions:

                                      o        Prohibited Transaction Class Exemption ("PTCE") 84-14, regarding transactions negotiated by independent "qualified professional asset managers";

                                      o        PTCE 90-1, regarding investments by insurance company pooled separate accounts;

                                      o        PTCE 91-38, regarding investments by bank collective investment funds;

                                      o        PTCE 95-60, regarding investments by insurance company general accounts; or

                                      o        PTCE 96-23, regarding transactions negotiated by certain in-house asset managers.

                                       See "ERISA Considerations" in the base prospectus.
  SMMEA Eligibility:                   The  Offered   Certificates  are  not  expected  to  constitute   "mortgage-related
                                       securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.
  Optional Termination Date:           If the  aggregate  principal  balance of the Mortgage  Loans after giving effect to distributions  to be  made  on  that  Distribution  Date  falls  below  10%  of the aggregate  principal balance as of the Cut-off Date ("Optional  Termination Date"),
                                       the holders of the call rights may terminate the trust.
  Mortgage Loans:                      The mortgage  pool will consist of  fixed-rate  and  adjustable-rate  subprime home equity  Mortgage  Loans secured by first and second liens on mortgaged  properties.
                                       Approximately  10.41% of the Mortgage  Loans  provide for an initial  interest-only period of up to 10 years.
                                        The  Mortgage  Loans  have  an   approximate   aggregate   principal   balance  of
                                        $574,741,796 as of the Cut-off Date.
                                        Approximately  18.67%  of the  Mortgage  Loans  were  purchased  from  HomeComings
                                        Financial Network, Inc., which is a seller affiliated with Residential Funding.
                                        Approximately  16.06% of the  Mortgage  Loans  were  purchased  from EFC  Holdings
                                        Corporation.
                                        Approximately  13.39% of the  Mortgage  Loans were  purchased  from  Decision  One
                                        Mortgage Company LLC.
  Silent Seconds:                      The mortgaged  properties  relating to  approximately  20.85% of the Mortgage Loans are subject to a second-lien  mortgage loan ("Silent  Second") that was  originated at the same time as the first-lien  mortgage loan.  The weighted  average  combined original  loan-to-value  ratio of the Mortgage Loans,  including the Mortgage Loans subject to Silent Seconds, is  85.59%
  Performance Information:             Performance  information  for certain RFC  transactions  is currently  available at
                                       www.gmacrfcstaticpool.com.
  Prepayment Assumption:               Fixed Rate Mortgage Loans: 23% HEP (assumes that  prepayments  start at 2.3% CPR in month  one,  increase  by 2.3%  each  month to 23% CPR in  month  ten,  and  remain constant at 23% CPR thereafter).
                                       Adjustable Rate Mortgage Loans:  100% PPC (100% PPC prepayment  assumption  assumes
                                       (i) a constant  prepayment rate of 2% of the then outstanding  principal balance of the  adjustable-rate  Mortgage Loans in the first month of the life of the Mortgage
                                       Loans,  (ii) an additional  28%/11 per annum in each month  thereafter  through the eleventh  month,  (iii) a constant  prepayment rate of 30% per annum in the twelfth month through the twenty-second  month, (iv) a constant  prepayment rate of 50% per annum  in the  twenty-third  month  through  the  twenty-seventh  month  and  (v) a constant prepayment rate of 35% per annum thereafter).

  Basis Risk Shortfall:                With respect to any class of Class A Certificates  or Class M Certificates  and any
                                       Distribution  Date  on  which  the Net WAC  Cap  Rate  is  used  to  determine  the pass-through  rate of that class of certificates,  an amount equal to the excess of
                                       (i)  accrued  certificate  interest  for that  class  calculated  at a rate (not to exceed  14.00% per annum) equal to One-Month  LIBOR plus the related  margin,  over
                                       (ii) accrued  certificate  interest for that class calculated using the Net WAC Cap
                                       Rate.
  Basis Risk Shortfall Carry-Forward   With respect to any class of Class A Certificates  or Class M Certificates  and any
  Amounts:                             Distribution  Date, an amount equal to the aggregate amount of Basis Risk Shortfall on that  Distribution  Date,  plus any  unpaid  Basis  Risk  Shortfall  from  prior
                                       Distribution Dates, plus interest thereon to the extent previously  unreimbursed by
                                       Excess Cash Flow, at a rate equal to the related pass-through rate for that class.
  Relief Act Shortfalls:               With respect to any  Distribution  Date, the  shortfall,  if any, in collections of interest  resulting  from  the  Servicemembers  Civil  Relief  Act or  any  similar legislation  or  regulation.  Relief Act  Shortfalls  will be covered by  available
                                       Excess Cash Flow in the current period only.  Any Relief Act  Shortfalls  allocated to the Offered  Certificates for the current period not covered by Excess Cash Flow in the current period will remain unpaid.  Relief Act Shortfalls  will be allocated on a pro rata basis among the Offered Certificates.
  Available Distribution Amount:       For any  Distribution  Date, an  amount (net  of  (i) amounts  reimbursable  to the master servicer,  any subservicer and Credit Risk Manager (ii) any net swap payment to the  swap  counterparty  and  (iii)  any  swap  termination  payment  not due to a swap counterparty trigger event)  equal to (a) the  aggregate amount of scheduled payments on the  Mortgage  Loans due during the related due period and  received on or  prior  to the  related  determination  date,  after  deduction  of  the  master servicing  fees,  subservicing  fees and Credit Risk Manager fees in respect of the
                                       Mortgage Loans for that  Distribution  Date,  (b) unscheduled  payments,  including
                                       mortgagor    prepayments    on   the   Mortgage    Loans,    insurance    proceeds,
                                       liquidation proceeds   and subsequent recoveries   from  the  Mortgage  Loans,  and
                                       proceeds from  repurchases of and  substitutions  for the Mortgage Loans  occurring
                                       during  the  preceding   calendar  month,   and (c) all   Advances  made  for  that
                                       Distribution  Date in respect of the Mortgage  Loans.  A more detailed  description of the Available  Distribution  Amount is set forth in the  preliminary  prospectus supplement, including additional amounts which may be included.

  Credit Enhancement:                 A.  Excess Cash Flow
                                      For any Distribution Date, the sum of (i) the excess of the available  distribution amount over the sum of (a) the interest  distribution  amount for the  certificates and (b) the principal remittance amount, (ii) any  overcollateralization  reduction amount,  and  (iii) any net swap  payments  received  by the  trust  under the Swap
                                      Agreement for that  Distribution  Date. Excess Cash Flow may be used to protect the
                                      Class A Certificates  and Class M Certificates  against  realized  losses by making an additional payment of principal to cover the amount of the realized losses.

                                      Excess spread is initially equal to approximately 3.36% basis points per annum.

                                      * -  Excess  Spread  is  calculated  on a 30/360  basis  and at the  Pricing  Speed
                                      Assumption.

                                      B.  Overcollateralization ("OC")
                                              Initial (% Orig.)                               3.15%
                                              OC Target (% Orig.)                             3.15%
                                              Stepdown OC Target (% Current)(1)               6.30%
                                              OC Floor (% Orig.)                              0.50%
                                             (1) subject to certain trigger events as specified herein

                                      C.  Subordination
                                      If the Class M Certificates remain outstanding,  losses on the Mortgage Loans which are not  covered  by  Excess  Cash  Flow  or  overcollateralization  will be  first allocated to Class M  Certificates  with the lowest  payment  priority in each case until the Certificate  Principal  Balance is reduced to zero, and the other classes of  certificates  will not bear any portion of such losses,  except as described in the  preliminary  prospectus  supplement.  If none of the Class M Certificates  are outstanding and if there is no Excess Cash Flow or overcollateralization,  all such losses  will  be  allocated  to  the  Class  A  Certificates  as  described  in the preliminary prospectus.

  Expected Credit Support
  Percentage:                          Class             Expected rating (Moody's / S&P / Fitch)  Initial Credit Support
                                       After Step-Down Support*

                                       Class A           Aaa/AAA/AAA             22.00%           44.00%
                                       Class M-1         Aa1/AA+/AA+             18.15%           36.30%
                                       Class M-2         Aa2/AA/AA               14.75%           29.50%
                                       Class M-3         Aa3/AA-/AA-             12.70%           25.40%
                                       Class M-4         A1/A+/A+                10.80%           21.60%
                                       Class M-5         A2/A/A                  9.05%            18.10%
                                       Class M-6         A3/A-/A-                7.35%            14.70%
                                       Class M-7         Baa1/BBB+/BBB+          5.70%            11.40%
                                       Class M-8         Baa2/BBB/BBB            4.30%            8.60%
                                       Class M-9         Baa3/BBB-/BBB-          3.15%            6.30%
                                                *Approximate
                                      For  any  class  of  Certificates,  the  Initial  Credit  Support  is  the  aggregate certificate  principal  balance of all  Certificates  subordinate  to such class as a percentage of the aggregate stated principal  balance of the Mortgage Loans as of the
                                      Cut-off Date.  The Initial Credit Support includes overcollateralization.
  Subordination Percentage:
                                       Class              Expected rating (Moody's / S&P / Fitch)  Subordination%

                                       Class A            Aaa/AAA/AAA               56.00%
                                       Class M-1          Aa1/AA+/AA+               63.70%
                                       Class M-2          Aa2/AA/AA                 70.50%
                                       Class M-3          Aa3/AA-/AA-               74.60%
                                       Class M-4          A1/A+/A+                  78.40%
                                       Class M-5          A2/A/A                    81.90%
                                       Class M-6          A3/A-/A-                  85.30%
                                       Class M-7          Baa1/BBB+/BBB+            88.60%
                                       Class M-8          Baa2/BBB/BBB              91.40%
                                       Class M-9          Baa3/BBB-/BBB-            93.70%

 Priority of Distributions:           Distributions to the holders of the Certificates will be made generally as follows:
                                    ,,        From the Available  Distribution  Amount,  distribution  of accrued and unpaid interest (less any  prepayment  interest  shortfalls  not covered by  compensating interest  or any Relief Act  Shortfalls)  to the  holders of  Certificates  to the extent of the  Available  Distribution  Amount  as  described  in the  preliminary prospectus  (after  payment of the  Expense  Fee Rate) in the  following  order of priority:

                                     (i)      To the Class A Certificates, pro rata;

                                     (ii)     To the Class M-1 Certificates;

                                     (iii)    To the Class M-2 Certificates;

                                     (iv)     To the Class M-3 Certificates;

                                     (v)      To the Class M-4 Certificates;

                                     (vi)     To the Class M-5 Certificates;

                                     (vii)    To the Class M-6 Certificates;

                                     (viii)   To the Class M-7 Certificates;

                                     (ix)     To the Class M-8 Certificates; and

                                     (x)      To the Class M-9 Certificates.

                                    ,,        The Principal Distribution Amount will be distributed as follows:

                                     (i)      To the  Class A  Certificates,  the  Class A  Principal  Distribution  Amount,
                                                     sequentially  to the Class  A-1,  Class  A-2,  Class A-3 and Class A-4
                                                     Certificates  in  that  order,  in each  case  until  the  certificate principal balance thereof has been reduced to zero;

                                     (ii)     To the Class M-1 Certificates,  the Class M-1 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-1 Certificates is reduced to zero;

                                     (iii)    To the Class M-2 Certificates,  the Class M-2 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-2 Certificates is reduced to zero;

                                     (iv)     To the Class M-3 Certificates,  the Class M-3 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-3 Certificates is reduced to zero;

                                     (v)      To the Class M-4 Certificates,  the Class M-4 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-4 Certificates is reduced to zero;

                                     (vi)     To the Class M-5 Certificates,  the Class M-5 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-5 Certificates is reduced to zero;

                                     (vii)    To the Class M-6 Certificates,  the Class M-6 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-6 Certificates is reduced to zero;

                                     (viii)   To the Class M-7 Certificates,  the Class M-7 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-7 Certificates is reduced to zero;

                                     (ix)     To the Class M-8 Certificates,  the Class M-8 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-8 Certificates is reduced to zero; and

                                     (x)      To the Class M-9 Certificates,  the Class M-9 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-9 Certificates is reduced to zero.

                                    ,,        From  Excess  Cash  Flow,  to pay  to  holders  of the  class  or  classes  of
                                        Certificates  then  entitled to receive  distributions  in respect of principal (as described above), the principal portion of realized losses previously  allocated to reduce the certificate  principal  balance of any Class A Certificates  and Class M
                                        Certificates  and  remaining  unreimbursed,  but only to the  extent of  subsequent recoveries;

                                    ,,        From Excess Cash Flow, as part of the Principal  Distribution  Amount,  to pay to the holders of the Class A Certificates  and Class M  Certificates  in reduction of their certificate  principal balances,  the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;

                                    ,,        From Excess  Cash Flow,  to pay the  holders of the Class A  Certificates  and
                                        Class  M  Certificates  as  part  of  the  Principal   Distribution   Amount,   any
                                        overcollateralization increase amount;

                                    ,,        From Excess Cash Flow, to pay the holders of Class A Certificates  and Class M
                                        Certificates,  the amount of any prepayment interest  shortfalls  allocated thereto for that  Distribution  Date,  on a pro rata  basis  based on  prepayment  interest shortfalls  allocated  thereto,  to the extent not covered by the  Eligible  Master
                                        Servicing Compensation on that Distribution Date;

                                    ,,        From Excess Cash Flow, to pay to the holders of the Class A  Certificates  and
                                        Class M Certificates,  any prepayment  interest  shortfalls  remaining  unpaid from prior Distribution Dates together with interest thereon,  on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

                                    ,,        From Excess Cash Flow, to pay to the holders of the Class A Certificates,  pro rata, and then the Class M  Certificates,  in order of priority,  the amount of any
                                        Basis Risk Shortfall  Carry-Forward Amount remaining unpaid as of that Distribution
                                        Date;

                                    ,,        From Excess Cash Flow, to pay to the holders of the Class A  Certificates  and
                                        Class M Certificates,  the amount of any Relief Act Shortfalls  allocated  thereto, on a pro rata  basis  based on Relief Act  Shortfalls  allocated  thereto  for that
                                        Distribution Date;

                                    ,,        From Excess Cash Flow, to pay to the holders of the Class A Certificates,  pro rata,  and then to the Class M  Certificates,  in order of priority,  the principal
                                        portion  of  any  realized  losses   previously   allocated   thereto  that  remain
                                        unreimbursed;

                                    ,,        From Excess Cash Flows to pay any swap  termination  payments owed to the Swap
                                        Counterparty due to a swap counterparty trigger event; and

                                    ,,        From Excess Cash Flow, to pay to the holders of the Class SB Certificates  any balance  remaining,  in  accordance  with the terms of the  pooling  and  servicing agreement.
 Interest Accrual Period:             From and  including the preceding  Distribution  Date (for the first accrual  period, the closing  date) to but excluding  the current  Distribution  Date on an actual/360 basis.
 Pass-Through Rates:                  Class A Pass-Through  Rates: On each Distribution Date, the Pass-Through Rate on each class of Class A Certificates  will be a per annum rate equal to the least of (x) for any Distribution  Date which occurs prior to the second  Distribution  Date after the first possible Optional  Termination  Date,  One-Month LIBOR plus the related margin, and  beginning  on the second  Distribution  Date after the first  possible  Optional
                                      Termination  Date,  One-Month LIBOR plus 2 times the related margin,  (y) the Net WAC
                                      Cap Rate and (z) 14.00% per annum.
                                      Class M Pass-Through Rates: On each Distribution Date, the Pass-Through Rate on each class of the Class M Certificates will be a per annum rate equal to the least of (x)
                                      for any Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus the related margin for such class, and beginning on the second Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the related margin for such class, (y) the Net WAC Cap Rate and (z) 14.00% per annum.
  Net WAC Cap Rate:                  With respect to any Distribution Date, a per annum rate (which will not be less than zero) equal to (i) the product of (a) the weighted average of the Net Mortgage Rates of the Mortgage Loans using the Net Mortgage Rates in effect for the scheduled payments due on such Mortgage Loans during the related due period, and (b) a fraction expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period, minus (ii) the product of (a) a fraction expressed as a percentage the numerator of which is the amount of any net swap payments or swap termination payment not due to a swap counterparty trigger event owed to the Swap Counterparty as of such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage
                                     Loans as of such Distribution Date, and (b) a fraction expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period.
  Expense Fee Rate:                   With respect to any Mortgage  Loan,  the expense fee rate  consists of the  servicing
                                      fee  for  such   Mortgage   Loan.   The  servicing  fee  consists  of  (a)  servicing
                                      compensation payable to the master servicer for its master servicing activities,  (b)
                                      subservicing and other related  compensation  payable to the sub-servicer,  including compensation  paid to the master  servicer as the direct  servicer of a Mortgage Loan for  which  there  is no  subservicer,  and  (c)  fees  payable  to the  Credit  Risk
                                      Manager.
  Net Mortgage Rate:                  With respect to any mortgage loan, the mortgage rate minus the Expense Fee Rate.
  Eligible Master Servicing           With  respect to any  Distribution  Date,  the lesser of (i) one twelfth of 0.125% of
  Compensation:                       the stated  principal  balance  of the  Mortgage  Loans  immediately  preceding  that
                                      Distribution  Date and (ii) the sum of the Master Servicing fee payable to the Master
                                      Servicer  in respect of its  master  servicing  activities  and  reinvestment  income received by the Master Servicer on amounts payable on that Distribution Date.
  Advances:                           The Master Servicer will advance delinquent  principal and interest to the extent the advance is recoverable from future collections on the loan.

  Senior Enhancement  Percentage:     On any  Distribution  Date,  the  Senior  Enhancement  Percentage  will be equal to a fraction,  the  numerator  of  which  is the  sum of (x)  the  aggregate  certificate principal balance of the Class M Certificates  immediately prior to that Distribution
                                      Date and (y) the Overcollateralization  Amount, for purposes of this definition only, after taking into account the Principal  Remittance  Amount,  and the  denominator of which is the aggregate  stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.
  Trigger Event:                      A Trigger Event is in effect on any  Distribution  Date on or after the Stepdown Date if either  (i) the  three-month  average  of the  Sixty-Plus  Delinquency  Percentage equals or exceeds 36.36% of the Senior  Enhancement  Percentage for that Distribution
                                      Date or (ii) on or after  the  Distribution  Date in  September  2008 the  cumulative realized  losses on the  Mortgage  Loans as a  percentage  of the  initial  aggregate principal  balance of the Mortgage  Loans as of the Cut-off Date exceed the following amounts:

                                                       Loss Trigger
                                       Months 25-36    1.60% in the first month plus an additional 1/12th of 1.95% for every month thereafter
                                       Months 37-48    3.55% in the first month plus an additional 1/12th of 2.05% for every month thereafter
                                       Months 49-60    5.60% in the first month plus an additional 1/12th of 1.65% for every month thereafter
                                       Months 61-72    7.25% in the first month plus an additional 1/12th of 0.90% for every month thereafter
                                       Months 73-84    8.15% in the first month plus an additional 1/12th of 0.05% for every month thereafter

                                       Months 85 and thereafter 8.20%

  Sixty-Plus Delinquency Percentage:  With respect to any  Distribution  Date,  the  fraction,  expressed as a  percentage, equal to (x) the aggregate  stated  principal  balance of the Mortgage Loans that are
                                      60  or  more  days   delinquent  in  payment  of  principal  and  interest  for  that
                                      Distribution  Date,  including  Mortgage Loans in  foreclosure  and REO, over (y) the aggregate  stated  principal  balance  of  all  of  the  Mortgage  Loans  immediately preceding that Distribution Date.
  Principal Remittance Amount:        For any  Distribution  Date,  the sum of the  following  amounts:  (i) the  principal portion of all scheduled  monthly payments on the Mortgage Loans received or advanced with respect to the related due period;  (ii) the  principal  portion of all proceeds of the  repurchase  of  Mortgage  Loans  or,  in the  case of  substitution,  amounts representing  a  principal  adjustment  as  required  in the  pooling  and  servicing agreement  during the preceding  calendar month;  and (iii) the principal  portion of all  other  unscheduled  collections  received  on  the  Mortgage  Loans  during  the preceding calendar month including,  without  limitation,  full and partial principal prepayments made by the respective  mortgagors,  to the extent not distributed in the preceding month but excluding subsequent recoveries.

 Principal Distribution Amount:       On any  Distribution  Date,  the  lesser  of (a)  the  excess  of (i)  the  Available
                                      Distribution  Amount plus with  respect to clauses (v) and (vi) of clause (b) amounts
                                      received  by  the  trustee  under  the  Swap   Agreement,   over  (ii)  the  interest
                                      distribution amount and (b) the aggregate amount described below:
                                     (i)      the principal  portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period;

                                     (ii)     the principal  portion of all proceeds of the  repurchase  of Mortgage  Loans, or, in the case of a substitution,  amounts representing a principal adjustment,  as  required by the  pooling  and  servicing  agreement during the preceding calendar month;

                                     (iii)    the  principal  portion  of  all  other  unscheduled  collections  other  than subsequent  recoveries,  received on the  Mortgage  Loans during the preceding  calendar  month,  or deemed  to be  received  during  the preceding calendar month,  including,  without limitation,  full and partial principal prepayments made by the respective mortgagors,  to the extent not distributed in the preceding month;

                                     (iv)     the lesser of (a)  subsequent  recoveries for that  Distribution  Date and (b)
                                                       the principal  portion of any realized losses allocated to any class of certificates on a prior Distribution Date and remaining unpaid;

                                     (v)      the  lesser of (a) the Excess  Cash Flow for that  Distribution  Date,  to the extent not used in clause (iv) above on such Distribution  Date, and
                                                       (b) the  principal  portion  of any  realized  losses  incurred,  or deemed to have been incurred,  on any Mortgage Loans in the calendar month  preceding  that  Distribution  Date to the extent  covered by
                                                       Excess  Cash  Flow for that  Distribution  Date as  described  under
                                                       "--Priority of Distributions" above; and,

                                     (vi)     the  lesser of (a) the Excess  Cash Flow for that  Distribution  Date,  to the extent  not used  pursuant  to  clauses  (iv) and (v)  above on such
                                                       Distribution  Date, and (b) the amount of any  overcollateralization increase amount for that Distribution Date; minus,

                                     (vii)    the   amount  of  any   overcollateralization   reduction   amount   for  that
                                                       Distribution Date; and,

                                     (viii)   any capitalization reimbursement amount.

                                      In no event will the Principal  Distribution  Amount on any Distribution Date be less than zero or greater than the outstanding  aggregate certificate principal balance of the Class A Certificates and Class M Certificates.

 Class A Principal Distribution       With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 Amount:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the Principal  Distribution  Amount for that  Distribution Date or (ii) on or after the Stepdown Date if a Trigger  Event is not in effect for that  Distribution
                                      Date,  the lesser of (a) the Principal  Distribution  Amount for that  Distribution
                                      Date  and (b) the  excess,  if any,  of (x)  the  aggregate  certificate  principal balance of the Class A Certificates  immediately  prior to that  Distribution  Date over (y) the lesser of (i) the product of the applicable  Subordination  Percentage
                                      and  the  principal   balance  of  the  Mortgage   Loans  after  giving  effect  to
                                      distributions  to be made on that  Distribution  Date and (ii) the aggregate stated
                                      principal  balance of the Mortgage  Loans after giving affect to the  distributions to be made on such Distribution Date minus the OC Floor.
 Class M-1 Principal Distribution     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 Amount:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, or (ii) on or after the
                                      Stepdown Date if a Trigger Event is not in effect for that  Distribution  Date, the lesser of (a) the remaining  Principal  Distribution  Amount for that  Distribution
                                      Date after  distribution of the Class A Principal  Distribution  Amount and (b) the
                                      excess of (x) the sum of (i) the  aggregate  certificate  principal  balance of the
                                      Class A  Certificates,  after taking into account the  distribution  of the Class A
                                      Principal  Distribution  Amount and (ii) the certificate  principal  balance of the
                                      Class M-1 Certificates  immediately  prior to that  Distribution  Date over (y) the lesser  of (i) the  product  of the  applicable  Subordination  Percentage  and the principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date and (ii) the aggregate stated principal balance of the  Mortgage  Loans  after  giving  effect  to  distributions  to be  made on that
                                      Distribution Date minus the OC Floor.
 Class M-2 Principal Distribution     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 Amount:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution  of the  Class A  Principal  Distribution  Amount  and the  Class  M-1
                                      Principal  Distribution  Amount, or (ii) on or after the Stepdown Date if a Trigger
                                      Event is not in effect for that Distribution  Date, the lesser of (a) the remaining
                                      Principal  Distribution Amount for that Distribution Date after distribution of the
                                      Class A  Principal  Distribution  Amount and the Class M-1  Principal  Distribution
                                      Amount  and  (b)  the  excess  of (x)  the  sum of (i)  the  aggregate  certificate principal  balance of the Class A Certificates  and Class M-1  Certificates,  after taking into account the distribution of the Class A Principal  Distribution  Amount and Class M-1  Principal  Distribution  Amount and (ii) the  certificate  principal balance of the Class M-2 Certificates  immediately  prior to that Distribution Date over (y) the lesser of (i) the product of the applicable  Subordination  Percentage
                                      and  the  principal   balance  of  the  Mortgage   Loans  after  giving  effect  to
                                      distributions  to be made on that  Distribution  Date and (ii) the aggregate stated
                                      principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 Class M-3 Principal Distribution     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 Amount:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, the Class M-1 Principal
                                      Distribution  Amount and the Class M-2 Principal  Distribution Amount or (ii) on or
                                      after the Stepdown Date if a Trigger  Event is not in effect for that  Distribution
                                      Date,  the  lesser of (a) the  remaining  Principal  Distribution  Amount  for that
                                      Distribution Date after distribution of the Class A Principal  Distribution Amount,
                                      the  Class  M-1  Principal   Distribution   Amount  and  the  Class  M-2  Principal
                                      Distribution  Amount  and (b)  the  excess  of (x)  the  sum of (i)  the  aggregate certificate  principal balance of the Class A Certificates,  Class M-1 Certificates and Class M-2  Certificates,  after  taking into  account the  distribution  of the
                                      Class A Principal  Distribution  Amount,  Class M-1 Principal  Distribution Amount,
                                      and Class M-2  Principal  Distribution  Amount and (ii) the  certificate  principal balance of the Class M-3 Certificates  immediately  prior to that Distribution Date over (y) the lesser of (i) the product of the applicable  Subordination  Percentage and the stated  principal  balance of the  Mortgage  Loans after  giving  effect to distributions  to be made on that  Distribution  Date and (ii) the aggregate stated
                                      principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.
 Class M-4 Principal Distribution     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 Amount:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, the Class M-1 Principal
                                      Distribution Amount, the Class M-2 Principal  Distribution Amount and the Class M-3
                                      Principal  Distribution  Amount or (ii) on or after the Stepdown  Date if a Trigger
                                      Event is not in effect for that Distribution  Date, the lesser of (a) the remaining
                                      Principal  Distribution Amount for that Distribution Date after distribution of the
                                      Class A  Principal  Distribution  Amount,  the  Class  M-1  Principal  Distribution
                                      Amount,  the Class M-2  Principal  Distribution  Amount and the Class M-3 Principal
                                      Distribution  Amount  and (b)  the  excess  of (x)  the  sum of (i)  the  aggregate certificate principal balance of the Class A Certificates,  Class M-1 Certificates,
                                      Class M-2  Certificates and Class M-3  Certificates,  after taking into account the distribution  of the Class A Principal  Distribution  Amount,  Class M-1  Principal
                                      Distribution  Amount,  Class  M-2  Principal  Distribution  Amount  and  Class  M-3
                                      Principal  Distribution  Amount and (ii) the certificate  principal  balance of the
                                      Class M-4 Certificates  immediately  prior to that  Distribution  Date over (y) the lesser  of (i) the  product  of the  applicable  Subordination  Percentage  and the
                                      stated   principal   balance  of  the  Mortgage   Loans  after  giving   effect  to
                                      distributions  to be made on that  Distribution  Date and (ii) the aggregate stated
                                      principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 Class M-5 Principal Distribution     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 Amount:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, the Class M-1 Principal
                                      Distribution  Amount,  the Class M-2 Principal  Distribution  Amount, the Class M-3
                                      Principal  Distribution  Amount and the Class M-4 Principal  Distribution Amount or
                                      (ii) on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that
                                      Distribution Date, the lesser of (a) the remaining  Principal  Distribution  Amount
                                      for  that   Distribution   Date  after   distribution  of  the  Class  A  Principal
                                      Distribution  Amount,  the Class M-1 Principal  Distribution  Amount, the Class M-2
                                      Principal  Distribution Amount, the Class M-3 Principal Distribution Amount and the
                                      Class M-4  Principal  Distribution  Amount and (b) the excess of (x) the sum of (i)
                                      the aggregate certificate principal balance of the Class A Certificates,  Class M-1
                                      Certificates,  Class  M-2  Certificates,  Class  M-3  Certificates  and  Class  M-4
                                      Certificates,  after taking into account the  distribution of the Class A Principal
                                      Distribution Amount,  Class M-1 Principal  Distribution Amount, Class M-2 Principal
                                      Distribution  Amount,  Class  M-3  Principal  Distribution  Amount  and  Class  M-4
                                      Principal  Distribution  Amount and (ii) the certificate  principal  balance of the
                                      Class M-5 Certificates  immediately  prior to that  Distribution  Date over (y) the lesser  of (i) the  product  of the  applicable  Subordination  Percentage  and the
                                      stated   principal   balance  of  the  Mortgage   Loans  after  giving   effect  to
                                      distributions  to be made on that  Distribution  Date and (ii) the aggregate stated
                                      principal  balance of the Mortgage after giving effect to  distributions to be made on that Distribution Date Loans minus the OC Floor.

 Class M-6 Principal Distribution     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 Amount:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, the Class M-1 Principal
                                      Distribution  Amount,  the Class M-2 Principal  Distribution  Amount, the Class M-3
                                      Principal  Distribution Amount, the Class M-4 Principal Distribution Amount and the
                                      Class M-5 Principal  Distribution Amount or (ii) on or after the Stepdown Date if a
                                      Trigger Event is not in effect for that  Distribution  Date,  the lesser of (a) the
                                      remaining   Principal   Distribution   Amount  for  that  Distribution  Date  after
                                      distribution of the Class A Principal  Distribution Amount, the Class M-1 Principal
                                      Distribution  Amount,  the Class M-2 Principal  Distribution  Amount, the Class M-3
                                      Principal  Distribution Amount, the Class M-4 Principal Distribution Amount and the
                                      Class M-5  Principal  Distribution  Amount and (b) the excess of (x) the sum of (i)
                                      the aggregate certificate principal balance of the Class A Certificates,  Class M-1
                                      Certificates,   Class  M-2  Certificates,   Class  M-3   Certificates,   Class  M-4
                                      Certificates   and  Class  M-5   Certificates,   after   taking  into  account  the
                                      distribution  of the Class A Principal  Distribution  Amount,  Class M-1  Principal
                                      Distribution Amount,  Class M-2 Principal  Distribution Amount, Class M-3 Principal
                                      Distribution  Amount,  Class  M-4  Principal  Distribution  Amount  and  Class  M-5
                                      Principal  Distribution  Amount and (ii) the certificate  principal  balance of the
                                      Class M-6 Certificates  immediately  prior to that  Distribution  Date over (y) the lesser  of (i) the  product  of the  applicable  Subordination  Percentage  and the
                                      stated   principal   balance  of  the  Mortgage   Loans  after  giving   effect  to
                                      distributions  to be made on that  Distribution  Date and (ii) the aggregate stated
                                      principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 Class M-7 Principal Distribution     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 Amount:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, the Class M-1 Principal
                                      Distribution  Amount,  the Class M-2 Principal  Distribution  Amount, the Class M-3
                                      Principal  Distribution  Amount, the Class M-4 Principal  Distribution  Amount, the
                                      Class M-5 Principal  Distribution  Amount and the Class M-6 Principal  Distribution
                                      Amount or (ii) on or after the  Stepdown  Date if a Trigger  Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal  Distribution
                                      Amount for that  Distribution  Date  after  distribution  of the Class A  Principal
                                      Distribution  Amount,  the Class M-1 Principal  Distribution  Amount, the Class M-2
                                      Principal  Distribution  Amount, the Class M-3 Principal  Distribution  Amount, the
                                      Class M-4  Principal  Distribution  Amount,  the Class M-5  Principal  Distribution
                                      Amount and the Class M-6  Principal  Distribution  Amount and (b) the excess of (x)
                                      the  sum of (i)  the  aggregate  certificate  principal  balance  of  the  Class  A
                                      Certificates,   Class  M-1  Certificates,   Class  M-2   Certificates,   Class  M-3
                                      Certificates,  Class  M-4  Certificates,  Class  M-5  Certificates  and  Class  M-6
                                      Certificates,  after taking into account the  distribution of the Class A Principal
                                      Distribution Amount,  Class M-1 Principal  Distribution Amount, Class M-2 Principal
                                      Distribution Amount,  Class M-3 Principal  Distribution Amount, Class M-4 Principal
                                      Distribution  Amount,  Class  M-5  Principal  Distribution  Amount  and  Class  M-6
                                      Principal  Distribution  Amount and (ii) the certificate  principal  balance of the
                                      Class M-7 Certificates  immediately  prior to that  Distribution  Date over (y) the lesser  of (i) the  product  of the  applicable  Subordination  Percentage  and the
                                      stated   principal   balance  of  the  Mortgage   Loans  after  giving   effect  to
                                      distributions  to be made on that  Distribution  Date and (ii) the aggregate stated
                                      principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 Class M-8 Principal Distribution     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 Amount:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, the Class M-1 Principal
                                      Distribution  Amount,  the Class M-2 Principal  Distribution  Amount, the Class M-3
                                      Principal  Distribution  Amount, the Class M-4 Principal  Distribution  Amount, the
                                      Class M-5  Principal  Distribution  Amount,  the Class M-6  Principal  Distribution
                                      Amount  and the Class  M-7  Principal  Distribution  Amount or (ii) on or after the
                                      Stepdown Date if a Trigger Event is not in effect for that  Distribution  Date, the lesser of (a) the remaining  Principal  Distribution  Amount for that  Distribution
                                      Date after  distribution of the Class A Principal  Distribution  Amount,  the Class
                                      M-1 Principal  Distribution  Amount, the Class M-2 Principal  Distribution  Amount,
                                      the Class M-3 Principal  Distribution Amount, the Class M-4 Principal  Distribution
                                      Amount,  the Class  M-5  Principal  Distribution  Amount,  the Class M-6  Principal
                                      Distribution  Amount and the Class M-7  Principal  Distribution  Amount and (b) the
                                      excess of (x) the sum of (i) the  aggregate  certificate  principal  balance of the
                                      Class A Certificates,  Class M-1 Certificates,  Class M-2  Certificates,  Class M-3
                                      Certificates,   Class  M-4  Certificates,   Class  M-5   Certificates,   Class  M-6
                                      Certificates   and  Class  M-7   Certificates,   after   taking  into  account  the
                                      distribution  of the Class A Principal  Distribution  Amount,  Class M-1  Principal
                                      Distribution Amount,  Class M-2 Principal  Distribution Amount, Class M-3 Principal
                                      Distribution Amount,  Class M-4 Principal  Distribution Amount, Class M-5 Principal
                                      Distribution  Amount,  Class  M-6  Principal  Distribution  Amount  and  Class  M-7
                                      Principal  Distribution  Amount and (ii) the certificate  principal  balance of the
                                      Class M-8 Certificates  immediately  prior to that  Distribution  Date over (y) the lesser  of (i) the  product  of the  applicable  Subordination  Percentage  and the
                                      stated   principal   balance  of  the  Mortgage   Loans  after  giving   effect  to
                                      distributions  to be made on that  Distribution  Date and (ii) the aggregate stated
                                      principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 Class M-9 Principal Distribution     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 Amount:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, the Class M-1 Principal
                                      Distribution  Amount,  the Class M-2 Principal  Distribution  Amount, the Class M-3
                                      Principal  Distribution  Amount, the Class M-4 Principal  Distribution  Amount, the
                                      Class M-5  Principal  Distribution  Amount,  the Class M-6  Principal  Distribution
                                      Amount,  the Class M-7  Principal  Distribution  Amount and the Class M-8 Principal
                                      Distribution  Amount or (ii) on or after the  Stepdown  Date if a Trigger  Event is not in  effect  for  that  Distribution  Date,  the  lesser  of (a)  the  remaining
                                      Principal  Distribution Amount for that Distribution Date after distribution of the
                                      Class A  Principal  Distribution  Amount,  the  Class  M-1  Principal  Distribution
                                      Amount,  the Class  M-2  Principal  Distribution  Amount,  the Class M-3  Principal
                                      Distribution  Amount,  the Class M-4 Principal  Distribution  Amount, the Class M-5
                                      Principal  Distribution  Amount, the Class M-6 Principal  Distribution  Amount, the
                                      Class M-7 Principal  Distribution  Amount and the Class M-8 Principal  Distribution
                                      Amount  and  (b)  the  excess  of (x)  the  sum of (i)  the  aggregate  certificate principal balance of the Class A Certificates,  Class M-1  Certificates,  Class M-2
                                      Certificates,   Class  M-3  Certificates,   Class  M-4   Certificates,   Class  M-5
                                      Certificates,  Class  M-6  Certificates,  Class  M-7  Certificates  and  Class  M-8
                                      Certificates,  after taking into account the  distribution of the Class A Principal
                                      Distribution Amount,  Class M-1 Principal  Distribution Amount, Class M-2 Principal
                                      Distribution Amount,  Class M-3 Principal  Distribution Amount, Class M-4 Principal
                                      Distribution Amount,  Class M-5 Principal  Distribution Amount, Class M-6 Principal
                                      Distribution  Amount,  Class  M-7  Distribution  Amount  and  Class  M-8  Principal
                                      Distribution  Amount and (ii) the  certificate  principal  balance of the Class M-9
                                      Certificates  immediately  prior to that  Distribution  Date over (y) the lesser of
                                      (i)  the  product  of  the  applicable  Subordination  Percentage  and  the  stated
                                      principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date and (ii) the aggregate stated principal balance of the  Mortgage  Loans  after  giving  effect  to  distributions  to be  made on that
                                      Distribution Date minus the OC Floor.

 Allocation of Losses:                Any realized losses will be allocated in the following order of priority:
                                     (i)      To Excess Cash Flow for the related Distribution Date;
                                     (ii)     To the overcollateralization amount, until it has been reduced to zero;

                                     (iii)    To the Class M-9 Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                                     (iv)     To the Class M-8 Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                                     (v)      To the Class M-7 Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                                     (vi)     To the Class M-6 Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                                     (vii)    To the Class M-5 Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                                     (viii)   To the Class M-4 Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                                     (ix)     To the Class M-3 Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                                     (x)      To the Class M-2 Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                                     (xi)     To the Class M-1 Certificates,  until the certificate  principal balance thereof has been reduced to zero; and

                                     (xii)    To  the  Class  A  Certificates  on a pro  rata  basis,  until  the  certificate principal balances thereof have been reduced to zero.
  Stepdown Date:                      The  earlier  to  occur  of  (i)  the  Distribution  Date  immediately  succeeding  the
                                      Distribution Date on which the aggregate  certificate  principal balance of the Class A
                                      Certificates  has  been  reduced  to  zero  or  (ii)  the  later  to  occur  of (x) the
                                      Distribution  Date in September 2009 and (y) the first  Distribution  Date on which the
                                      Senior  Enhancement  Percentage is greater than or equal to the  Specified  Enhancement
                                      Percentage.
  Specified Enhancement Percentage:   The Specified Enhancement Percentage is approximately 44.00%.
 Preliminary Prospectus:              The Offered  Certificates  will be offered  pursuant to a Preliminary  Prospectus which includes  a Base  Prospectus.  Additional  information  with  respect  to  the  Offered
                                      Certificates and the Mortgage Loans is contained in the Preliminary Prospectus.

                                                              Swap Agreement

 On the Closing  Date,  the Trustee will enter into a Swap  Agreement  with (the "Swap  Counterparty")  for the benefit of the Class A
 Certificates  and Class M Certificates.  The Swap Agreement will have an initial notional amount of  $532,149,965.64.  Under the Swap
 Agreement,  on each  Distribution Date (i) the trust shall be obligated to pay to the Swap Counterparty an amount equal to 5.345% per annum on a notional  amount equal to the related  swap  notional  amount set forth in the  schedule  below and (ii) the trust will be entitled to receive from the Swap  Counterparty  an amount equal to One-Month  LIBOR on the notional  balance in each case as accrued during the related swap accrual  period,  until the swap is retired.  Only the net amount of the two  obligations  above will be paid by the appropriate  party. Upon early  termination of the Swap Agreement,  the trust or the Swap Counterparty may be liable to make a termination payment (the "Swap Termination Payment") to the other party,  regardless of which party caused the termination.  The Swap
 Termination  Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the trust is required to make a Swap Termination  Payment,  that payment will be paid on the related  Distribution  Date, and on any subsequent
 Distribution Dates until paid in full, prior to distributions to  Certificateholders  (other than a Swap Termination Payment due to a
 Swap Provider Trigger Event).

 Amounts  payable by the trust in respect of net swap payments and Swap  Termination  Payments (other than Swap  Termination  Payments resulting from a Swap  Counterparty  Trigger Event) will be deducted from available funds before  distributions to the holders of the
 Class A Certificates and Class M Certificates.  On each Distribution  Date, such amounts will be distributed by the trust to the swap counterparty,  first to make any net swap payment owed to the swap counterparty  pursuant to the swap agreement for such Distribution
 Date, and second to make any Swap  Termination  Payment not due to a Swap  Counterparty  Trigger Event owed to the swap  counterparty pursuant to the swap agreement.  Payments by the trust to the swap counterparty in respect of any Swap Termination  Payment triggered by a Swap  Counterparty  Trigger Event pursuant to the swap agreement will be  subordinated  to  distributions  to the holders of the
 Class A Certificates  and Class M  Certificates  and will be paid by the trust to the swap  counterparty  as set forth in the pooling and servicing agreement.

 Amounts payable by the swap  counterparty to the trust (other than Swap  Termination  Payments) will be deposited by the trustee into the swap account, and will be included in and become part of Excess Cash Flow.

------------ --------------------- --------- ----------------------
  Period     Notional Balance ($)   Period   Notional Balance ($)
------------ --------------------- --------- ----------------------
     1                                33
             532,149,965.64                  105,243,977.68
     2
             528,389,048.36           34     104,233,656.54
     3
             522,793,632.28           35     98,891,666.30
     4
             515,341,907.30           36     93,838,323.82
     5
             506,028,067.28           37     89,059,140.96
     6
             494,863,382.58           38     84,536,894.51
     7
             481,877,104.21           39     80,257,195.60
     8
             467,117,166.95           40     76,206,484.09
     9
             450,665,612.39           41     72,371,979.23
    10
             432,675,581.18           42     68,741,643.60
    11
             413,523,528.33           43     65,304,159.74
    12
             393,649,744.09           44     62,048,774.14
    13
             374,703,340.41           45     58,965,396.90
    14
             356,641,105.83           46     56,044,515.11
    15
             339,421,327.25           47     53,277,159.23
    16
             323,004,276.24           48              0.00
    17
             307,352,113.91
    18
             292,428,800.54
    19
             278,200,009.41
    20
             264,621,503.77
    21
             251,585,357.10
    22
             237,474,668.17
    23
             214,180,304.74
    24
             193,269,560.74
    25
             174,522,090.21
    26
             157,712,004.39
    27
             143,357,154.51
    28
             134,928,543.54
    29
             126,964,064.85
    30
             119,435,569.65
    31
             112,318,470.35
    32
             105,589,308.03
------------ --------------------- --------- ----------------------

                                                        Rating Agency Contacts

---------------------------------------------------------------------------------------------------------------------------
                                         NAME                                                   PHONE EXTENSION
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
 Moody's:                                Shachar Gonen                                           212.553.3711
 S&P:                                    Truc Bui                                                212.438.2673
 Fitch:                                  Laura Pokojni                                           212.908.0228
---------------------------------------------------------------------------------------------------------------------------

                                            FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS FOR
                                                                                RASC SERIES 2006-KS7 TRUST
----------------------------------------------------------------------------------------------------------
                                                                                $532,675,000 (APPROXIMATE)

This Information was prepared by Greenwich Capital Markets Inc. in its capacity as underwriter.  This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the
Statement from your sales representative.

                                       RASC SERIES 2006-KS7 TRUST

                   HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2006-KS7

                                       $532,675,000 (APPROXIMATE)

                                           Subject to Revision

              August 11, 2006 - Free Writing Prospectus Containing Computational Materials

Any transactions in the certificates will be effected through J.P. Morgan Securities Inc.

The information  herein has been provided solely by J.P. Morgan  Securities Inc.  ("JPMorgan")  based on  information  with respect to the  Mortgage  Loans  provided by  Residential  Funding  Corporation
("RFC") and its affiliates.

 THE  DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE  SECURITIES  AND
EXCHANGE  COMMISSION FOR THE OFFERING TO WHICH THIS COMMUNICATION  RELATES.  BEFORE YOU INVEST, YOU SHOULD
READ THE PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER  DOCUMENTS THE DEPOSITOR HAS FILED WITH THE
SECURITIES  AND EXCHANGE  COMMISSION FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.
YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SECURITIES AND EXCHANGE  COMMISSION WEB
SITE AT WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE
OFFERING  WILL  ARRANGE TO SEND YOU THE  PROSPECTUS  AT NO CHARGE IF YOU  REQUEST IT BY CALLING  TOLL-FREE
1-800-422-2006.

 The  information  in this free  writing  prospectus,  if conveyed  prior to the time of your  contractual commitment  to  purchase  any of the  Certificates,  supersedes  any  information  contained  in any prior similar  materials  relating to the  Certificates.  The  information  in this free writing  prospectus  is preliminary,  and is subject to completion or change.  This free writing  prospectus is being delivered to you solely to provide you with  information  about the  offering of the  Certificates  referred to in this free writing  prospectus  and to solicit an offer to purchase the  Certificates,  when,  as and if issued.
Any such  offer  to  purchase  made by you will not be  accepted  and will not  constitute  a  contractual commitment  by you to purchase  any of the  Certificates,  until we have  accepted  your offer to purchase
Certificates.  You may withdraw your offer to purchase  certificates  at any time prior to our  acceptance of your offer.  The  Certificates  referred to in these  materials  are being sold when, as and if issued.
The  issuing  entity  is not  obligated  to  issue  such  Certificates  or any  similar  security  and the underwriters'  obligation  to deliver  such  Certificates  is subject to the terms and  conditions  of the underwriting  agreement  with the  depositor and the  availability  of such  Certificates  when, as and if
issued  by  the  issuing  entity.   You  are  advised  that  the  terms  of  the  Certificates,   and  the
characteristics  of the  mortgage  pool  backing  them,  may  change  (due,  among  other  things,  to the possibility  that  mortgage  loans that  comprise  the pool may become  delinquent  or defaulted or may be removed or replaced and that similar or different  mortgage  loans may be added to the mortgage  pool, and that one or more  classes of  Certificates  may be split,  combined or  eliminated),  at any time prior to issuance or availability of a final  prospectus.  You are advised that Certificates may not be issued that have the characteristics  described in this free writing prospectus.  The underwriters' obligation to sell any of the  Certificates  to you  is  conditioned  on the  mortgage  loans  and  Certificates  having  the characteristics  described in these materials.  If for any reason the issuing entity does not deliver such
Certificates,  the  underwriters  will notify you, and neither the issuing entity or any underwriter  will have any obligation to you to deliver all or any portion of the  Certificates  which you have committed to purchase,  and  neither  the  issuing  entity or any  underwriter  will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

 This  communication  does not  contain  all the  information  that is required to be included in the base prospectus and the prospectus supplement.

The  certificates  may not be suitable for all  investors.  JPMorgan and its  affiliates may acquire, hold or sell positions in these certificates,  or in related derivatives,  and may have an investment or commercial banking relationship with the depositor.

Investors are urged to read the base prospectus,  free writing  prospectus or preliminary  prospectus supplement and the prospectus  supplement and other relevant  documents filed or to be filed with the
Securities and Exchange Commission because they contain important information.

This free  writing  prospectus  does not contain all  information  that is required to be included in the base prospectus and the prospectus supplement.

JPMorgan  and  its  affiliates,  officers,  directors,  partners  and  employees,  including  persons involved in the  preparation  or issuance of these  materials,  may, from time to time,  have long or short  positions in, and buy and sell,  the  certificates  mentioned  herein or  derivatives  thereof
(including  options).  Information  in these  materials  is current as of the date  appearing  on the material only.

The  information  in this free writing  prospectus  is  preliminary  and is subject to  completion or change.

The  information  in this free  writing  prospectus  supersedes  information  contained  in any prior similar free writing  prospectus  relating to these certificates prior to the time of your commitment to purchase any certificates.

This  free  writing  prospectus  is not an offer to sell or a  solicitation  of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and  information in this report reflect  JPMorgan's  judgment as of this date and are subject  to change.  All  analyses  are based on  certain  assumptions  noted  herein  and  different assumptions  could  yield  substantially  different  results.  You are  cautioned  that  there  is no universally accepted method for analyzing financial  instruments.  You should review the assumptions;
there may be differences  between these  assumptions  and your actual  business  practices.  Further,
JPMorgan  does not  guarantee  any  results  and there is no  guarantee  as to the  liquidity  of the instruments involved in this analysis.

The  decision  to  adopt  any  strategy  remains  your  responsibility.   JPMorgan  (or  any  of  its
affiliates) or their officers,  directors,  analysts or employees may have positions in certificates, commodities or derivative  instruments  thereon referred to here, and may, as principal or agent, buy or sell such certificates,  commodities or derivative instruments.  In addition,  JPMorgan may make a market in the certificates referred to herein.

Finally,  JPMorgan has not  addressed  the legal,  accounting  and tax  implications  of the analysis with respect to you, and  JPMorgan  strongly  urges you to seek advice from your  counsel,  accountant  and tax advisor.

FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS

PART II OF II

$532,675,000 (APPROXIMATE)

RASC SERIES 2006-KS7 TRUST
Issuing Entity

RESIDENTIAL ASSET SECURITIES CORPORATION
Depositor

RESIDENTIAL FUNDING CORPORATION
Master Servicer and Sponsor

HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-KS7

                                                                                                                    August 11, 2006

EXPECTED TIMING:          Pricing Date:               On or about  August 14, 2006
                          Settlement Date:            On or about  August 28, 2006
                          First Payment Date:         September 25, 2006

STRUCTURE:                Fixed and ARMs:             $532,675,000 Senior / Subordinate structure /
                                                      overcollateralization
                          Rating Agencies:            Moody's, S&P and Fitch

                                           NET WAC CAP SCHEDULE
----------------- ----------------- ----------------- ----------------- ----------------- ----------------
                    Net WAC Cap        Effective         Monthth        Net WAC Cap        Effective
                      Rate(1)          Rate(1,2)                            Rate(1)          Rate(1,2)

----------------- ----------------- ----------------- ----------------- ----------------- ----------------

       1               8.77             14.00               47              12.20            14.00
       2               8.19             14.00               48              11.90            11.90
       3               7.92             14.00               49              11.88            11.88
       4               8.19             14.00               50              12.26            12.26
       5               7.92             14.00               51              11.85            11.85
       6               7.92             14.00               52              12.23            12.23
       7               8.77             14.00               53              11.82            11.82
       8               7.92             14.00               54              11.88            11.88
       9               8.19             14.00               55              13.13            13.13
       10              7.92             14.00               56              11.84            11.84
       11              8.19             14.00               57              12.22            12.22
       12              7.93             14.00               58              11.81            11.81
       13              7.93             14.00               59              12.19            12.19
       14              8.19             14.00               60              11.79            11.79
       15              7.93             14.00               61              11.77            11.77
       16              8.19             14.00               62              12.15            12.15
       17              7.93             14.00               63              11.74            11.74
       18              7.93             14.00               64              12.11            12.11
       19              8.47             14.00               65              11.70            11.70
       20              7.93             14.00               66              11.69            11.69
       21              8.19             14.00               67              12.47            12.47
       22              7.93             14.00               68              11.65            11.65
       23              8.50             14.00               69              12.02            12.02
       24              9.84             14.00               70              11.61            11.61
       25              9.82             14.00               71              11.98            11.98
       26             10.13             14.00               72              11.58            11.58
       27              9.79             14.00               73              11.56            11.56
       28             10.11             14.00               74              11.93            11.93
       29              9.88             14.00               75              11.52            11.52
       30             10.41             14.00               76              11.89            11.89
       31             11.52             14.00               77              11.49            11.49
       32             10.40             14.00
       33             10.73             14.00
       34             10.38             14.00
       35             10.84             14.00
       36             11.25             14.00
       37             11.24             14.00
       38             11.60             14.00
       39             11.21             14.00
       40             11.57             14.00
       41             11.29             14.00
       42             11.87             14.00
       43             13.12             14.00
       44             11.83             14.00
       45             12.21             14.00
       46             11.80             14.00
----------------------------------------------------------------------------------------------------------

(1)    All index values increase to 20.00% beginning in the first period, subject to a 14.00% cap.

(2)    The effective  available funds cap rate (the "Effective  Rate") is a per annum rate equal to
       (A) the  product  of (i) 30 divided by the  actual  number of days in the  Interest  Accrual
       Period  for the  Certificates  and  (ii)  the  weighted  average  Net  Mortgage  Rate of the mortgage  loans  plus (B) the  payments  from the Swap  Agreement,  if any,  divided  by the aggregate  balance of the mortgage loans multiplied by 360 divided by actual number of days, subject to a 14.00% cap.
..

                                       CLASS A SENSITIVITY ANALYSIS
                                              TO 10% CALL(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                       0% PPC        50% PPC       75% PPC       100% PPC       125% PPC       150% PPC
                                     ------------- -------------- ------------- -------------- -------------- -------------
A-1
WAL (years)                             14.61          1.60           1.22          1.00           0.85           0.76
Principal Window (month)               1 - 260        1 - 35         1 - 25        1 - 21         1 - 17         1 - 15
Principal Months                         260            35             25            21             17             15
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
A-2
WAL (years)                             23.44          3.71           2.52          2.00           1.73           1.49
Principal Window (month)              260 - 304       35 - 58       25 - 39        21 - 28        17 - 24       15 - 21
Principal Months                          45            24             15             8              8             7
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
A-3
WAL (years)                             27.17          6.91           4.60          3.00           2.20           1.93
Principal Window (month)              304 - 346      58 - 116       39 - 77        28 - 57        24 - 31       21 - 25
Principal Months                          43            59             39            30              8             5
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
A-4
WAL (years)                             29.58          12.15          8.09          5.97           3.47           2.34
Principal Window (month)              346 - 358      116 - 156      77 - 104       57 - 77        31 - 59       25 - 32
Principal Months                          13            41             28            21             29             8
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

                                       CLASS A SENSITIVITY ANALYSIS
                                              TO MATURITY(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
 ------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                    0% PPC        50% PPC       75% PPC       100% PPC       125% PPC       150% PPC
 A-1
WAL (years)                             14.61          1.60           1.22          1.00           0.85           0.76
Principal Window (month)               1 - 260        1 - 35         1 - 25        1 - 21         1 - 17         1 - 15
Principal Months                         260            35             25            21             17             15
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
A-2
WAL (years)                             23.44          3.71           2.52          2.00           1.73           1.49
Principal Window (month)              260 - 304       35 - 58       25 - 39        21 - 28        17 - 24       15 - 21
Principal Months                          45            24             15             8              8             7
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
A-3
WAL (years)                             27.17          6.91           4.60          3.00           2.20           1.93
Principal Window (month)              304 - 346      58 - 116       39 - 77        28 - 57        24 - 31       21 - 25
Principal Months                          43            59             39            30              8             5
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
A-4
WAL (years)                             29.61          14.57          9.94          7.34           4.45           2.34
Principal Window (month)              346 - 359      116 - 312      77 - 235      57 - 179       31 - 140       25 - 32
Principal Months                          14            197           159            123            110            8
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

(1)Assumes 1-month LIBOR remains constant at 5.330%, 6-month LIBOR remains constant at 5.460% and 1-year LIBOR remains constant at 5.481% and run at the Pricing Speed with no losses and trigger is not in effect.

 CLASS M SENSITIVITY ANALYSIS
                                              TO 10% CALL(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                        0% PPC        50% PPC       75% PPC       100% PPC       125% PPC      150% PPC
                                     ------------- -------------- ------------- -------------- -------------- -------------

 M-1
WAL (years)                             27.82          8.60           5.75          4.71           4.88           3.68
Principal Window (month)              293 - 358      51 - 156       38 - 104       45 - 77        56 - 59       32 - 47
Principal Months                          66            106            67            33              4             16
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-2
WAL (years)                             27.82          8.60           5.75          4.59           4.48           3.91
Principal Window (month)              293 - 358      51 - 156       37 - 104       42 - 77        49 - 59       47 - 47
Principal Months                          66            106            68            36             11             1
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-3
WAL (years)                             27.82          8.60           5.74          4.53           4.20           3.85
Principal Window (month)              293 - 358      51 - 156       37 - 104       41 - 77        46 - 59       44 - 47
Principal Months                          66            106            68            37             14             4
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-4
WAL (years)                             27.82          8.60           5.74          4.49           4.06           3.64
Principal Window (month)              293 - 358      51 - 156       37 - 104       40 - 77        44 - 59       41 - 47
Principal Months                          66            106            68            38             16             7
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-5
WAL (years)                             27.82          8.60           5.74          4.47           3.96           3.48
Principal Window (month)              293 - 358      51 - 156       37 - 104       39 - 77        42 - 59       39 - 47
Principal Months                          66            106            68            39             18             9
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-6
WAL (years)                             27.82          8.60           5.74          4.44           3.88           3.37
Principal Window (month)              293 - 358      51 - 156       37 - 104       39 - 77        41 - 59       38 - 47
Principal Months                          66            106            68            39             19             10
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-7
WAL (years)                             27.82          8.60           5.74          4.43           3.82           3.28
Principal Window (month)              293 - 358      51 - 156       37 - 104       38 - 77        40 - 59       36 - 47
Principal Months                          66            106            68            40             20             12
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-8
WAL (years)                             27.82          8.60           5.74          4.41           3.77           3.22
Principal Window (month)              293 - 358      51 - 156       37 - 104       38 - 77        39 - 59       35 - 47
Principal Months                          66            106            68            40             21             13
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-9
WAL (years)                             27.82          8.60           5.74          4.40           3.73           3.17
Principal Window (month)              293 - 358      51 - 156       37 - 104       37 - 77        38 - 59       34 - 47
Principal Months                          66            106            68            41             22             14
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

 (1)   Assumes 1-month LIBOR remains  constant at 5.330%,  6-month LIBOR remains constant at 5.460%
       and 1-year LIBOR remains  constant at 5.481% and run at the Pricing Speed with no losses and trigger is not in effect.

                                   CLASS M SENSITIVITY ANALYSIS
                                              TO MATURITY(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                        0% PPC        50% PPC       75% PPC       100% PPC       125% PPC      150% PPC
                                     ------------- -------------- ------------- -------------- -------------- -------------
M-1
WAL (years)                             27.83          9.46           6.40          5.19           5.56           5.91
Principal Window (month)              293 - 359      51 - 279       38 - 199      45 - 150       56 - 117       32 - 113
Principal Months                          67            229           162            106            62             82
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
M-2
WAL (years)                             27.83          9.44           6.37          5.05           4.85           4.70
Principal Window (month)              293 - 359      51 - 270       37 - 191      42 - 143       49 - 111       49 - 89
Principal Months                          67            220           155            102            63             41
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-3
WAL (years)                             27.83          9.41           6.35          4.97           4.55           4.15
Principal Window (month)              293 - 359      51 - 259       37 - 182      41 - 136       46 - 106       44 - 85
Principal Months                          67            209           146            96             61             42
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-4
WAL (years)                             27.83          9.38           6.33          4.92           4.40           3.91
Principal Window (month)              293 - 359      51 - 251       37 - 177      40 - 131       44 - 102       41 - 81
Principal Months                          67            201           141            92             59             41
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-5
WAL (years)                             27.83          9.35           6.30          4.87           4.28           3.74
Principal Window (month)              293 - 359      51 - 243       37 - 170      39 - 125        42 - 97       39 - 78
Principal Months                          67            193           134            87             56             40
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-6
WAL (years)                             27.83          9.30           6.26          4.81           4.18           3.61
Principal Window (month)              293 - 359      51 - 233       37 - 162      39 - 119        41 - 92       38 - 74
Principal Months                          67            183           126            81             52             37
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-7
WAL (years)                             27.83          9.22           6.20          4.76           4.08           3.49
Principal Window (month)              293 - 359      51 - 221       37 - 152      38 - 112        40 - 87       36 - 69
Principal Months                          67            171           116            75             48             34
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-8
WAL (years)                             27.83          9.10           6.11          4.68           3.98           3.39
Principal Window (month)              293 - 359      51 - 206       37 - 141      38 - 104        39 - 80       35 - 64
Principal Months                          67            156           105            67             42             30
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-9
WAL (years)                             27.83          8.93           5.98          4.57           3.87           3.28
Principal Window (month)              293 - 359      51 - 189       37 - 128       37 - 94        38 - 73       34 - 58
Principal Months                          67            139            92            58             36             25
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

(1)    Assumes 1-month LIBOR remains  constant at 5.330%,  6-month LIBOR remains constant at 5.460%
       and 1-year LIBOR remains  constant at 5.481% and run at the Pricing Speed with no losses and trigger is not in effect.

                                           EXCESS SPREAD TABLE

----------------- ----------------- ----------------- ----------------- ----------------- ----------------
                  Static LIBOR(1)     Fwd LIBOR(2)                    Static LIBOR(1)    Fwd LIBOR(2)
                       (bps)             (bps)       Month  Month             (bps)             (bps)

       1               3.36              3.36               47               4.87              4.82
       2               2.83              2.83               48               4.69              4.63
       3               2.82              2.82               49               4.68              4.62
       4               2.83              2.83               50               4.85              4.79
       5               2.82              2.82               51               4.67              4.59
       6               2.82              2.82               52               4.83              4.76
       7               2.86              2.85               53               4.65              4.57
       8               2.82              2.82               54               4.64              4.57
       9               2.83              2.83               55               5.16              5.10
       10              2.82              2.82               56               4.62              4.54
       11              2.84              2.84               57               4.78              4.70
       12              2.81              2.83               58               4.60              4.51
       13              2.81              2.83               59               4.77              4.68
       14              2.84              2.86               60               4.59              4.51
       15              2.81              2.82               61               4.58              4.49
       16              2.85              2.86               62               4.75              4.65
       17              2.81              2.82               63               4.56              4.45
       18              2.81              2.81               64               4.73              4.62
       19              2.90              2.90               65               4.54              4.42
       20              2.80              2.81               66               4.53              4.43
       21              2.86              2.86               67               4.88              4.78
       22              2.81              2.81               68               4.52              4.40
       23              3.17              3.17               69               4.69              4.58
       24              4.65              4.59               70               4.50              4.39
       25              4.64              4.58               71               4.67              4.56
       26              4.71              4.66               72               4.48              4.36
       27              4.62              4.58               73               4.47              4.36
       28              4.70              4.67               74               4.64              4.54
       29              4.63              4.60               75               4.46              4.35
       30              4.66              4.58               76               4.63              4.53
       31              4.93              4.86               77               4.44              4.34
       32              4.66              4.59
       33              4.75              4.68
       34              4.67              4.59
       35              4.78              4.71
       36              4.93              4.89
       37              4.93              4.88
       38              4.87              4.82
       39              4.79              4.72
       40              4.89              4.81
       41              4.79              4.71
       42              4.80              4.78
       43              5.11              5.08
       44              4.78              4.74
       45              4.88              4.84
       46              4.77              4.71
----------------------------------------------------------------------------------------------------------

(1)    Assumes 1-month LIBOR remains  constant at 5.330%,  6-month LIBOR remains constant at 5.460%
       and 1-year LIBOR remains  constant at 5.481% and run at the Pricing  Speed to call.  Assumes payments are received, if any, from the related Swap Agreement.

(2)    Assumes  1-month  Forward  LIBOR and 6-month  Forward  LIBOR and run at the Pricing Speed to call.  Assumes payments are received from the related Swap Agreement.

                                            BREAK-EVEN TABLES

------------------------------------ ---------------------------------- ----------------------------------
                                              Static LIBOR(1)                     Fwd LIBOR(2)
------------------------------------ ---------------------------------- ----------------------------------
                                      CDR BREAK(3)    COLLATERAL LOSS    CDR BREAK(3)    COLLATERAL LOSS
                                                            (%)                                (%)
Class M-1                                 30.7             22.24%            30.6             22.19%
Class M-2                                 24.6             19.35%            24.5             19.30%
Class M-3                                 21.4             17.63%            21.3             17.57%
Class M-4                                 18.6             15.98%            18.5             15.92%
Class M-5                                 16.2             14.46%            16.2             14.46%
Class M-6                                 14.1             13.02%            14.0             12.95%
Class M-7                                 12.1             11.56%            12.0             11.49%
Class M-8                                 10.5             10.32%            10.4             10.24%
Class M-9                                  9.4             9.42%              9.3             9.34%
------------------------------------ ---------------- ----------------- ---------------- -----------------

(1)    Assumes 1-month LIBOR remains  constant at 5.330%,  6-month LIBOR remains constant at 5.460%
       and 1-year  LIBOR  remains  constant  at 5.481% and run at the  pricing  speed to  maturity.
       Assumes  principal  and  interest  advancing,  40%  severity  rate  with a 12 month  lag and triggers are in effect at all times.

(2)    Assumes  1-month  Forward  LIBOR and 6-month  Forward  LIBOR and run at the pricing speed to maturity.  Assumes principal and interest  advancing,  40% severity rate with a 12 month lag and triggers are in effect at all times.

(3)    CDR Break means when bonds receive first principal dollar loss.

COLLATERAL SUMMARY
THE MORTGAGE LOAN CHARACTERISTICS ARE APPROXIMATE AND ARE SUBJECT TO A +/- 10% VARIANCE.

SUMMARY                                                                    TOTAL                   MINIMUM      MAXIMUM
Aggregate Current Principal Balance                                    $574,741,796
Number of Mortgage Loans                                                   4,026

Average Current Principal Balance                                        $142,758                   $8,990      $731,250
Weighted Average Original Loan-to-Value                                   81.75%                    8.00%       100.00%
Weighted Average Mortgage Rate                                            8.701%                    5.850%      14.700%
Weighted Average Net Mortgage Rate                                        8.187%                    5.476%      14.186%
Weighted Average Note Margin                                              6.126%                    2.125%       9.540%
Weighted Average Maximum Mortgage Rate                                    14.839%                  11.990%      18.400%
Weighted Average Minimum Mortgage Rate                                    7.614%                    3.375%      12.210%
Weighted Average Term to Next Rate Adjustment Date
(months)                                                                    24                        9            59
Weighted Average Remaining Term to Stated Maturity
(months)                                                                    354                      136          360
Weighted Average Credit Score                                               612                      481          819

Weighted Average reflected in Total
                                                                                                  PERCENT OF CUT-OFF DATE
                                                           RANGE                                  PRINCIPAL BALANCE
Product Type                                               Hybrid ARM                               78.78%
                                                           Fixed                                    21.22%

Lien                                                       First                                    96.97%
                                                           Second                                   3.03%

Property Type                                              Single-family detached                   77.76%
                                                           Planned Unit Development (attached)      1.82%
                                                           Planned Unit Development (detached)      11.82%
                                                           Condominium Low-Rise (less than 5
                                                           stories)                                 3.23%
                                                           Condominium Mid-Rise (5 to 8 stories)    0.11%
                                                           Condominium High-Rise (more than 8
                                                           stories)                                 0.02%
                                                           Townhouse / Rowhouse                     0.95%
                                                           Manufactured Home                        0.03%
                                                           2-4 Family                               4.26%

Occupancy Status                                           Primary Residence                        95.02%
                                                           Non-Owner Occupied                       3.13%
                                                           Second/Vacation                          1.85%

Documentation Type                                         Full Documentation                       62.59%
                                                           Reduced Documentation                    37.41%

Loans with Prepayment penalties                                                                     72.17%

Interest Only Percentage                                                                            10.41%

                               CREDIT SCORE DISTRIBUTION OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
CREDIT SCORE RANGE                             LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
0 - 499                                          1           $201,754         0.04%      $201,754       481        68.00%
500 - 519                                        78         10,427,047        1.81       133,680        508         69.68
520 - 539                                       176         20,187,540        3.51       114,702        529         73.95
540 - 559                                       306         42,971,037        7.48       140,428        549         79.36
560 - 579                                       417         63,148,626        10.99      151,436        569         79.96
580 - 599                                       733         101,431,916       17.65      138,379        589         81.34
600 - 619                                       750         95,314,570        16.58      127,086        609         83.56
620 - 639                                       496         76,028,975        13.23      153,284        629         83.85
640 - 659                                       519         80,114,310        13.94      154,363        648         83.57
660 - 679                                       285         43,133,655        7.50       151,346        669         81.92
680 - 699                                       125         19,985,716        3.48       159,886        688         83.81
700 - 719                                        62         10,850,456        1.89       175,007        708         82.42
720 - 739                                        34          4,479,147        0.78       131,740        730         81.65
740 - 759                                        22          3,223,500        0.56       146,523        748         84.93
760 or greater                                   22          3,243,547        0.56       147,434        781         82.40
TOTAL:                                         4,026       $574,741,796      100.00%     $142,758       612        81.75%

As of the cut-off date, the weighted average credit score of the mortgage loans will be approximately 612.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                              ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE AGGREGATE LOANS
                                                                                                      WEIGHTED    WEIGHTED
                                                                            % OF          AVERAGE      AVERAGE    AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL    PRINCIPAL     CREDIT     ORIGINAL
ORIGINAL MORTGAGE LOAN BALANCE ($)             LOANS          BALANCE        BALANCE      BALANCE       SCORE        LTV
------------------------------------------- ------------- ----------------- ----------- ------------ ------------ -----------
100,000 or less                                1,523        $95,442,232       16.61%      $62,667        604        81.60%
100,001 - 200,000                              1,659        237,794,935       41.37       143,336        610        81.34
200,001 - 300,000                               573         137,390,496       23.90       239,774        614        81.50
300,001 - 400,000                               193          66,311,356       11.54       343,582        616        83.30
400,001 - 500,000                                54          24,199,300        4.21       448,135        615        81.54
500,001 - 600,000                                19          10,399,779        1.81       547,357        649        86.43
600,001 - 700,000                                4           2,472,447         0.43       618,112        648        84.75
700,000 - 800,000                                1            731,250          0.13       731,250        670        75.00
TOTAL:                                         4,026        $574,741,796     100.00%     $142,758        612        81.75%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $142,758.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                         NET MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                                      WEIGHTED    WEIGHTED
                                                                            % OF          AVERAGE      AVERAGE    AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL    PRINCIPAL     CREDIT     ORIGINAL
NET MORTGAGE RATE (%)                          LOANS          BALANCE        BALANCE      BALANCE       SCORE        LTV
------------------------------------------- ------------- ----------------- ----------- ------------ ------------ -----------
5.000 to 5.499                                   2            $702,483        0.12%      $351,241        654        86.34%
5.500 to 5.999                                   25          6,791,039         1.18       271,642        650        77.84
6.000 to 6.499                                  115          23,429,325        4.08       203,733        644        76.54
6.500 to 6.999                                  280          49,709,737        8.65       177,535        628        75.93
7.000 to 7.499                                  487          85,347,779       14.85       175,252        630        78.10
7.500 to 7.999                                  625         108,071,231       18.80       172,914        624        80.19
8.000 to 8.499                                  783         114,378,962       19.90       146,078        607        82.70
8.500 to 8.999                                  482          65,003,168       11.31       134,861        588        84.19
9.000 to 9.499                                  508          68,331,212       11.89       134,510        589        85.77
9.500 to 9.999                                  197          22,528,772        3.92       114,359        586        86.64
10.000 to 10.499                                127          12,880,709        2.24       101,423        580        84.95
10.500 to 10.999                                 56          4,350,049         0.76       77,679         600        88.80
11.000 to 11.499                                 48          2,305,693         0.40       48,035         620        86.22
11.500 to 11.999                                152          6,076,650         1.06       39,978         620        98.41
12.000 to 12.499                                 87          2,861,637         0.50       32,892         611        99.23
12.500 to 12.999                                 34          1,281,254         0.22       37,684         608        99.44
13.000 to 13.499                                 13           506,635          0.09       38,972         590        95.33
13.500 to 13.999                                 4            164,067          0.03       41,017         595        97.71
14.000 to 14.499                                 1             21,393          0.00       21,393         588        100.00
TOTAL:                                         4,026        $574,741,796     100.00%     $142,758        612        81.75%

As of the cut-off date, the weighted average net mortgage rate of the mortgage loans was approximately 8.187% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                         MORTGAGE RATES OF THE LOANS OF THE AGGREGATE LOANS
                                                                                   % OF        AVERAGE       WEIGHTED      WEIGHTED
                                                NUMBER OF                        PRINCIPAL    PRINCIPAL      AVERAGE       AVERAGE
MORTGAGE RATE (%)                                 LOANS      PRINCIPAL BALANCE    BALANCE      BALANCE     CREDIT SCORE  ORIGINAL LTV
---------------------------------------------- ------------- ------------------ ------------ ------------- ------------- -------------
5.500 to 5.999                                      3            $965,887          0.17%       $321,962        642          85.97%
6.000 to 6.499                                      24           7,073,160         1.23        294,715         653          78.59
6.500 to 6.999                                     103          20,849,935         3.63        202,427         645          77.01
7.000 to 7.499                                     259          46,307,390         8.06        178,793         629          75.80
7.500 to 7.999                                     475          83,525,206         14.53       175,843         630          77.99
8.000 to 8.499                                     562          97,901,013         17.03       174,201         626          80.03
8.500 to 8.999                                     834          124,469,779        21.66       149,244         608          82.41
9.000 to 9.499                                     476          63,049,303         10.97       132,457         588          83.92
9.500 to 9.999                                     543          73,478,886         12.78       135,320         590          85.49
10.000 to 10.499                                   196          23,288,355         4.05        118,818         584          85.37
10.500 to 10.999                                   147          15,540,329         2.70        105,717         583          86.18
11.000 to 11.499                                    61           4,888,219         0.85         80,135         594          88.44
11.500 to 11.999                                    43           2,102,980         0.37         48,907         618          84.68
12.000 to 12.499                                   147           5,863,077         1.02         39,885         621          98.49
12.500 to 12.999                                    97           3,342,884         0.58         34,463         611          99.21
13.000 to 13.499                                    29           1,162,487         0.20         40,086         617          99.06
13.500 to 13.999                                    22            747,446          0.13         33,975         588          96.78
14.000 to 14.499                                    4             164,067          0.03         41,017         595          97.71
14.500 to 14.999                                    1             21,393           0.00         21,393         588          100.00
TOTAL:                                            4,026        $574,741,796       100.00%      $142,758        612          81.75%

As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately 8.701% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                        ORIGINAL LOAN-TO-VALUE RATIOS OF THE AGGREGATE LOANS
                                                                                   % OF        AVERAGE       WEIGHTED      WEIGHTED
                                                NUMBER OF                        PRINCIPAL    PRINCIPAL      AVERAGE       AVERAGE
ORIGINAL LTV RATIO (%)                            LOANS      PRINCIPAL BALANCE    BALANCE      BALANCE     CREDIT SCORE  ORIGINAL LTV
---------------------------------------------- ------------- ------------------ ------------ ------------- ------------- -------------
0.01 to 50.00                                      143          $16,347,419        2.84%       $114,318        579          39.76%
50.01 to 55.00                                      50           7,626,400         1.33        152,528         606          53.39
55.01 to 60.00                                      71           9,880,441         1.72        139,161         591          58.54
60.01 to 65.00                                     118          17,089,574         2.97        144,827         592          63.61
65.01 to 70.00                                     150          22,223,866         3.87        148,159         585          68.89
70.01 to 75.00                                     212          33,039,130         5.75        155,845         592          74.22
75.01 to 80.00                                    1,295         203,302,925        35.37       156,991         625          79.82
80.01 to 85.00                                     361          56,860,928         9.89        157,509         594          84.55
85.01 to 90.00                                     691          114,481,305        19.92       165,675         608          89.70
90.01 to 95.00                                     485          77,965,477         13.57       160,754         622          94.75
95.01 to 100.00                                    450          15,924,332         2.77         35,387         627          99.91
TOTAL:                                            4,026        $574,741,796       100.00%      $142,758        612          81.75%

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 81.75%.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                PRODUCT TYPES OF THE AGGREGATE LOANS
                                                                                   % OF        AVERAGE       WEIGHTED      WEIGHTED
                                                NUMBER OF                        PRINCIPAL    PRINCIPAL      AVERAGE       AVERAGE
PRODUCT TYPE                                      LOANS      PRINCIPAL BALANCE    BALANCE      BALANCE     CREDIT SCORE  ORIGINAL LTV
---------------------------------------------- ------------- ------------------ ------------ ------------- ------------- -------------
2-Year Hybrid                                     1,874        $286,310,752       49.82%       $152,781        601          82.12%
2-Year Hybrid 40/30 Balloon                        304          61,309,581         10.67       201,676         615          81.35
2-Year Hybrid Interest Only                        220          46,411,809         8.08        210,963         640          81.92
3-Year Hybrid                                      266          39,854,983         6.93        149,831         610          82.52
3-Year Hybrid 40/30 Balloon                         34           7,645,668         1.33        224,873         619          82.95
3-Year Hybrid Interest Only                         45          10,271,785         1.79        228,262         647          84.68
5-Year Hybrid                                       3             353,226          0.06        117,742         582          76.91
5-Year Hybrid Interest Only                         2             621,520          0.11        310,760         647          80.00
Fixed Rate Mortgage                               1,012         104,503,502        18.18       103,264         620          79.15
Fixed Rate Mortgage 30/15 Balloon                  219           8,458,335         1.47         38,623         639          99.18
Fixed Rate Mortgage 40/30 Balloon                   35           6,495,881         1.13        185,597         634          79.47
Fixed Rate Mortgage Interest Only                   12           2,504,754         0.44        208,730         656          76.36
TOTAL:                                            4,026        $574,741,796       100.00%      $142,758        612          81.75%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                         GEOGRAPHICAL DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
STATE                                          LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Alabama                                         134         $13,438,630       2.34%      $100,288       608        84.64%
Alaska                                           3            718,197         0.12       239,399        652         88.87
Arizona                                         169         28,503,590        4.96       168,660        624         80.47
Arkansas                                         13          1,517,217        0.26       116,709        620         82.70
California                                      155         39,193,415        6.82       252,861        609         73.87
Colorado                                         89         12,436,886        2.16       139,740        615         82.94
Connecticut                                      48          8,359,475        1.45       174,156        604         83.03
Delaware                                         16          2,865,823        0.50       179,114        598         81.82
District Of Columbia                             7           1,345,800        0.23       192,257        591         59.75
Florida                                         392         65,401,444        11.38      166,840        608         79.93
Georgia                                         189         26,116,542        4.54       138,183        618         84.75
Idaho                                            20          2,401,588        0.42       120,079        626         85.41
Illinois                                        179         28,962,279        5.04       161,800        613         82.13
Indiana                                         117         11,560,494        2.01        98,808        612         83.94
Iowa                                             17          1,683,502        0.29        99,030        607         89.76
Kansas                                           30          3,239,232        0.56       107,974        611         82.25
Kentucky                                         61          6,396,422        1.11       104,859        618         85.32
Louisiana                                       102         10,617,559        1.85       104,094        599         84.73
Maine                                            12          1,676,349        0.29       139,696        617         71.58
Maryland                                        109         23,326,554        4.06       214,005        616         80.00
Massachusetts                                    54         10,518,831        1.83       194,793        622         76.78
Michigan                                        219         25,844,087        4.50       118,010        613         83.75
Minnesota                                       102         16,620,387        2.89       162,945        616         84.38
Mississippi                                      60          5,742,423        1.00        95,707        604         84.82
Missouri                                        120         13,267,295        2.31       110,561        610         85.09
Montana                                          3            418,271         0.07       139,424        662         90.97
Nebraska                                         14          1,190,217        0.21        85,015        640         83.96
Nevada                                           32          5,306,981        0.92       165,843        624         77.11
New Hampshire                                    19          3,808,775        0.66       200,462        603         81.96
New Jersey                                       62         13,970,682        2.43       225,334        614         81.79
New Mexico                                       25          2,998,578        0.52       119,943        629         81.65
New York                                         33          6,016,307        1.05       182,312        621         78.23
North Carolina                                   92         11,029,991        1.92       119,891        605         84.61
North Dakota                                     7            699,683         0.12        99,955        589         90.91
Ohio                                            128         14,495,828        2.52       113,249        609         84.33
Oklahoma                                         44          3,345,375        0.58        76,031        596         82.24
Oregon                                           38          6,470,012        1.13       170,263        613         81.34
Pennsylvania                                    150         19,543,345        3.40       130,289        600         82.57
Rhode Island                                     14          3,264,193        0.57       233,157        643         86.02
South Carolina                                   52          6,672,616        1.16       128,320        596         86.83
South Dakota                                     3            267,980         0.05        89,327        619         88.62
Tennessee                                       177         17,378,241        3.02        98,182        611         83.00
Texas                                           268         29,419,936        5.12       109,776        616         82.97
Utah                                             31          4,412,232        0.77       142,330        614         81.99
Vermont                                          3            337,899         0.06       112,633        595         72.86
Virginia                                        156         27,459,569        4.78       176,023        611         80.72
Washington                                       78         13,818,967        2.40       177,166        611         80.74
West Virginia                                    7            940,682         0.16       134,383        569         79.86
Wisconsin                                       162         18,587,250        3.23       114,736        606         85.43
Wyoming                                          11          1,134,168        0.20       103,106        619         85.18
TOTAL:                                         4,026       $574,741,796      100.00%     $142,758       612        81.75%

                                        MORTGAGE LOAN PURPOSE OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
LOAN PURPOSE                                   LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Equity Refinance                               2,073       $330,567,174      57.52%      $159,463       605        80.13%
Purchase                                       1,614        200,313,387       34.85      124,110        624         84.81
Rate/Term Refinance                             339         43,861,235        7.63       129,384        610         80.03
TOTAL:                                         4,026       $574,741,796      100.00%     $142,758       612        81.75%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                  MORTGAGE LOAN DOCUMENTATION TYPES OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
DOCUMENTATION TYPE                             LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Full Documentation                             2,774       $359,719,500      62.59%      $129,675       602        81.89%
Reduced Documentation                          1,252        215,022,296       37.41      171,743        629         81.52
TOTAL:                                         4,026       $574,741,796      100.00%     $142,758       612        81.75%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                           OCCUPANCY TYPE OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
OCCUPANCY TYPE                                 LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Primary Residence                              3,813       $546,142,226      95.02%      $143,232       611        81.81%
Non-Owner Occupied                              151         17,973,686        3.13       119,031        631         76.40
Second/Vacation                                  62         10,625,883        1.85       171,385        628         88.08
TOTAL:                                         4,026       $574,741,796      100.00%     $142,758       612        81.75%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                      MORTGAGED PROPERTY TYPES OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
PROPERTY TYPE                                  LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
2-4 Family Units                                145         $24,488,238       4.26%      $168,884       626        78.88%
Attached Pud                                     65         10,454,920        1.82       160,845        616         83.67
Condominium High-Rise (more than 8
stories)                                         1            98,400          0.02        98,400        659         80.00
Condominium Low-Rise (less than 5 stories)      133         18,586,024        3.23       139,745        619         82.79
Condominium Mid-Rise (5 to 8 stories)            5            624,670         0.11       124,934        615         85.87
Detached Pud                                    380         67,918,897        11.82      178,734        619         82.95
Manufactured Home                                1            158,066         0.03       158,066        671         80.00
Single-family detached                         3,255        446,945,460       77.76      137,310        609         81.70
Townhouse / Rowhouse                             41          5,467,119        0.95       133,344        616         76.30
TOTAL:                                         4,026       $574,741,796      100.00%     $142,758       612        81.75%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                            CREDIT GRADES OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
AGGREGATE CREDIT GRADE                         LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
A4                                             2,026       $314,986,793      54.80%      $155,472       617        82.32%
A5                                             1,329        155,146,480       26.99      116,739        617         82.65
AM                                              187         29,036,224        5.05       155,274        582         76.89
AX                                              370         60,214,737        10.48      162,743        595         81.33
B                                                65          9,187,014        1.60       141,339        562         70.97
C                                                49          6,170,548        1.07       125,930        569         73.49
TOTAL:                                         4,026       $574,741,796      100.00%     $142,758       612        81.75%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                      PREPAYMENT PENALTY TERMS OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
PREPAYMENT PENALTY TERM                        LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
None                                           1,176       $159,945,857      27.83%      $136,008       613        81.47%
12 Months                                       194         32,855,515        5.72       169,358        619         81.83
24 Months                                      1,869        273,108,780       47.52      146,126        606         82.54
36 Months                                       774         106,739,780       18.57      137,907        624         80.18
60 Months                                        6           1,054,373        0.18       175,729        601         77.15
Other*                                           7           1,037,492        0.18       148,213        678         83.01
TOTAL:                                         4,026       $574,741,796      100.00%     $142,758       612        81.75%

* Other means not None, 12, 24, 36, or 60 months and not more than 60 months.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                         INTEREST ONLY TERMS OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
INTEREST ONLY TERM                             LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
None                                           3,747       $514,931,928      89.59%      $137,425       608        81.71%
24 Months                                        5            960,605         0.17       192,121        624         83.29
60 Months                                       271         58,268,164        10.14      215,012        642         82.03
120 Months                                       3            581,100         0.10       193,700        626         91.57
TOTAL:                                         4,026       $574,741,796      100.00%     $142,758       612        81.75%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                            NOTE MARGINS OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
NOTE MARGIN (%)                                LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Fixed Rate Mortgage                            1,278       $121,962,472      21.22%      $95,432        622        80.50%
2.000 to 2.499                                   2            453,168         0.08       226,584        678         89.18
3.000 to 3.499                                   13          2,513,240        0.44       193,326        594         70.74
3.500 to 3.999                                   36          6,722,661        1.17       186,741        626         75.22
4.000 to 4.499                                   79         14,988,372        2.61       189,726        616         72.47
4.500 to 4.999                                  174         32,576,043        5.67       187,219        615         77.01
5.000 to 5.499                                  321         53,829,617        9.37       167,694        611         81.16
5.500 to 5.999                                  539         93,244,002        16.22      172,994        612         81.99
6.000 to 6.499                                  514         82,831,673        14.41      161,151        618         82.91
6.500 to 6.999                                  483         80,175,018        13.95      165,994        608         83.98
7.000 to 7.499                                  288         43,938,526        7.64       152,564        600         85.16
7.500 to 7.999                                  189         25,648,312        4.46       135,705        586         84.21
8.000 to 8.499                                   92         13,306,983        2.32       144,641        575         82.92
8.500 to 8.999                                   13          1,958,509        0.34       150,655        596         91.19
9.000 to 9.499                                   4            516,793         0.09       129,198        558         89.01
9.500 to 9.999                                   1            76,409          0.01        76,409        538         85.00
TOTAL:                                         4,026       $574,741,796      100.00%     $142,758       612        81.75%

As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 6.126% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                       MAXIMUM MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
MAXIMUM MORTGAGE RATE (%)                      LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Fixed Rate Mortgage                            1,278       $121,962,472      21.22%      $95,432        622        80.50%
11.000 to 11.999                                 2            702,483         0.12       351,241        654         86.34
12.000 to 12.999                                 67         16,689,024        2.90       249,090        633         77.97
13.000 to 13.999                                372         69,561,753        12.10      186,994        620         76.41
14.000 to 14.999                               1,051        181,506,651       31.58      172,699        619         81.78
15.000 to 15.999                                891         136,659,359       23.78      153,378        596         84.83
16.000 to 16.999                                300         40,081,747        6.97       133,606        585         85.74
17.000 to 17.999                                 61          7,152,562        1.24       117,255        564         82.18
18.000 to 18.999                                 4            425,747         0.07       106,437        530         72.86
TOTAL:                                         4,026       $574,741,796      100.00%     $142,758       612        81.75%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 14.839% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                         MINIMUM MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                                                       WEIGHTED
                                                                                  % OF        AVERAGE      WEIGHTED    AVERAGE
                                                NUMBER OF       PRINCIPAL       PRINCIPAL    PRINCIPAL     AVERAGE     ORIGINAL
MINIMUM MORTGAGE RATE (%)                         LOANS          BALANCE         BALANCE      BALANCE    CREDIT SCORE     LTV
--------------------------------------------- -------------- ----------------- ------------ ------------ ------------- ----------
Fixed Rate Mortgage                               1,278        $121,962,472      21.22%       $95,432        622        80.50%
3.000 to 3.999                                     18           3,149,788         0.55        174,988        624         71.21
4.000 to 4.999                                     156          27,957,806        4.86        179,217        611         74.04
5.000 to 5.999                                     418          67,738,715        11.79       162,054        603         81.01
6.000 to 6.999                                     366          60,905,899        10.60       166,410        609         83.30
7.000 to 7.999                                     453          81,853,980        14.24       180,693        621         79.76
8.000 to 8.999                                     681         118,394,709        20.60       173,854        623         83.42
9.000 to 9.999                                     477          69,914,592        12.16       146,571        584         85.41
10.000 to 10.999                                   148          19,556,037        3.40        132,135        586         85.74
11.000 to 11.999                                   30           3,200,957         0.56        106,699        571         80.01
12.000 or greater                                   1            106,841          0.02        106,841        544         52.00
TOTAL:                                            4,026        $574,741,796      100.00%     $142,758        612        81.75%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately
7.614% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                   NEXT INTEREST RATE ADJUSTMENT DATE OF THE AGGREGATE LOANS
                                                                                                           WEIGHTED    WEIGHTED
                                                                                  % OF        AVERAGE       AVERAGE    AVERAGE
                                                NUMBER OF       PRINCIPAL       PRINCIPAL    PRINCIPAL      CREDIT     ORIGINAL
NEXT INTEREST ADJUSTMENT DATE                     LOANS          BALANCE         BALANCE      BALANCE        SCORE        LTV
---------------------------------------------- ------------- ----------------- ------------ ------------- ------------ ----------
Fixed-Rate Mortgage Loans                         1,278        $121,962,472      21.22%       $95,432         622       80.50%
May 2007                                            1            311,969          0.05        311,969         669        80.00
June 2007                                           2            251,407          0.04        125,704         563        70.67
October 2007                                        1            223,032          0.04        223,032         581        78.00
November 2007                                       1             85,155          0.01         85,155         562        90.00
December 2007                                       1            624,000          0.11        624,000         638        80.00
January 2008                                        1            189,062          0.03        189,062         681        77.00
February 2008                                       3            476,867          0.08        158,956         623        92.16
March 2008                                          12          1,947,659         0.34        162,305         587        78.78
April 2008                                          50          9,245,534         1.61        184,911         588        83.80
May 2008                                           142          25,026,372        4.35        176,242         606        80.81
June 2008                                          481          78,336,616        13.63       162,862         608        82.63
July 2008                                         1,463        240,424,467        41.83       164,337         610        82.06
August 2008                                        240          36,890,004        6.42        153,708         596        80.54
March 2009                                          1            163,384          0.03        163,384         611        67.00
April 2009                                          2            227,276          0.04        113,638         620        92.67
May 2009                                            13          2,239,255         0.39        172,250         611        87.92
June 2009                                           67          11,654,185        2.03        173,943         617        84.41
July 2009                                          218          36,573,105        6.36        167,767         622        83.27
August 2009                                         44          6,915,230         1.20        157,164         600        77.35
May 2011                                            1             98,866          0.02         98,866         541        90.00
July 2011                                           4            875,880          0.15        218,970         633        77.63
TOTAL:                                            4,026        $574,741,796      100.00%      $142,758        612       81.75%

As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 26 months.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                    BACK-END DEBT TO INCOME RATIO OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
DEBT TO INCOME                                 LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
N/A                                             168         $19,341,279       3.37%      $115,127       608        77.27%
20.00 or less                                   103         12,630,526        2.20       122,626        609         79.35
20.01 - 25.00                                   143         16,349,266        2.84       114,331        613         77.80
25.01 - 30.00                                   237         30,490,127        5.31       128,650        606         80.27
30.01 - 35.00                                   375         46,702,828        8.13       124,541        609         79.22
35.01 - 40.00                                   573         82,382,562        14.33      143,774        611         80.38
40.01 - 45.00                                   778         116,898,207       20.34      150,255        619         82.99
45.01 - 50.00                                  1,233        181,772,268       31.63      147,423        613         82.69
50.01 - 55.00                                   412         67,446,028        11.74      163,704        603         83.96
55.00 - 60.00                                    4            728,705         0.13       182,176        555         76.01
TOTAL:                                         4,026       $574,741,796      100.00%     $142,758       612        81.75%

As of the cut-off date, the non-zero weighted average debt-to-income ratio of the mortgage loans will be approximately
42.42%.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                          RATING AGENCY CONTACTS

---------------------------------------------------------------------------------------------------------------------------

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 MOODY'S:                                Shachar Gonen                                           212.553.3711
 S&P:                                    Truc Bui                                                212.438.2673
 FITCH:                                  Laura Pokojni                                           212.908.0228
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